                                                                         EX 99.1

                                                               Execution Version

                 SECOND AMENDED AND RESTATED FINANCING AGREEMENT

                       The CIT Group/Business Credit, Inc.

                            (as Agent and as Lender),

                                   The Lenders

                                       and

                      Big 5 Corp. and Big 5 Services Corp.

                                 (as Companies)

                            Dated: December 15, 2004

                $160,000,000 Term and Revolving Credit Facilities

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                                TABLE OF CONTENTS

                                                           Page
                                                           ----
SECTION 1.   Definitions.................................    1
SECTION 2.   Conditions Precedent........................   14
SECTION 3.   Revolving Loans.............................   17
SECTION 4.   Letters of Credit...........................   21
SECTION 5.   Collateral..................................   25
SECTION 6.   Representations, Warranties and Covenants...   27
SECTION 7.   Interest, Fees and Expenses.................   38
SECTION 8.   Powers......................................   40
SECTION 9.   Events of Default and Remedies..............   41
SECTION 10.  Termination.................................   45
SECTION 11.  Agreement between the Lenders...............   46
SECTION 12.  Agency......................................   49
SECTION 13.  Miscellaneous...............................   53

EXHIBIT A -  Assignment and Transfer Agreement

EXHIBIT B -  Revolving Loan Promissory Note

EXHIBIT C -  Term Loan Promissory Note

SCHEDULE I-  Store Locations

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      THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (hereinafter
"CITBC") with offices located at 300 South Grand Avenue, Los Angeles, CA 90071, the Revolving Lenders, the Term Lenders and any other lenders from time to time party hereto (CITBC and such other lenders are individually sometimes referred to herein as a "Lender" and collectively as the "Lenders"), and CITBC as agent for the Lenders, and BIG 5 CORP., a Delaware corporation (hereinafter referred to as "Big 5"), and Big 5 Services Corp., a Virginia corporation (hereinafter referred to as "Big 5 Services," and together with Big 5, collectively, the "Companies", and each individually a "Company") having a principal place of business at 2525 East El Segundo Boulevard, El Segundo, CA 90245, have previously entered into that certain Amended and Restated Financing Agreement, dated as of March 20, 2003 (as amended and modified, from time to time, the "Prior Financing Agreement").

      The Companies have requested, and the Agent and Lenders to the Prior Financing Agreement have made available to the Companies, Revolving Loans upon the terms and conditions set forth in the Prior Financing Agreement.

      The Companies, the Agent and the Lenders to the Prior Financing Agreement wish to amend and restate the Prior Financing Agreement for the purpose of, among other things, adding the Term Loan as set forth herein.

      It is the intent of the parties that this Financing Agreement amends and restates the Prior Financing Agreement in its entirety.

SECTION 1. DEFINITIONS

ACCOUNTS shall mean all of each Company's now existing and future: (a) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts created by, or arising from, all of each Company's sales, leases, rentals of goods or renditions of services to its customers, including but not limited to, those accounts arising under any of the Company's trade names or styles, or through any of each Company's divisions; (b) any and all instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees, supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (g) insurance policies or rights relating to any of the foregoing; (h) general intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software thereto; (i) notes, deposits or property of account debtors securing the obligations of any such account debtors to each Company; and (j) cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

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AFFILIATE shall mean, as to any Person, any other Person (other than a
Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and the term "control" shall have the meaning set forth in respect thereof in Rule 105 promulgated under the Securities Act of 1933, as amended.

ANNIVERSARY DATE shall mean March 20, 2005 and the same date in every year thereafter, provided, however, that if either Company gives notice, in accordance with Section 10 of this Financing Agreement, to terminate on an Anniversary Date and such date is not a Business Day, then the Anniversary Date shall be the next succeeding Business Day.

ASSIGNMENT AND TRANSFER AGREEMENT shall mean the Assignment and Transfer Agreement in the form of Exhibit A hereto.

AVAILABILITY shall mean at any time of determination the lesser of a) the Line of Credit or b) the Borrowing Base, in each case, less the sum of x) the outstanding aggregate amount of all Obligations (excluding all obligations in respect of the outstanding amounts of any Letters of Credit and outstanding principal amount of the Term Loan) and y) the Availability Reserve.

AVAILABILITY RESERVE shall mean at any time of determination an amount equal to the sum of a) the then undrawn amount of all outstanding Letters of Credit, b) the amount of all unpaid sales taxes due any state and which sales taxes have been collected by the Companies, and c) an amount equal to three times the monthly rent for leased facilities in lieu of landlord waivers which have not been obtained in favor of the Agent for leased locations at which Inventory is located, provided, however, that such reserve required under this clause (c) shall cease upon receipt of landlord's waivers for the distribution centers and not less than eighty-five (85) retail outlets.

BLOCKED ACCOUNT shall mean any Concentration Account owned by either Company which is governed by a blocked account or similar agreement in form substantially similar to Exhibit B attached hereto and which account is subject to written instructions only from the Companies unless and until the Agent shall give the institution holding such Concentration Account written instructions to the contrary in accordance with the terms of Section 3.4 of this Financing Agreement.

BORROWING BASE shall mean the amount determined by multiplying the then sum of Eligible Inventory by the percentage provided for in Section 3.1 of this Financing Agreement.

BUSINESS DAY shall mean any date on which both the Agent and JP Morgan Chase Bank are open for business.

CAPITAL EXPENDITURES for any period shall mean the aggregate of all expenditures of the Companies during such period that in conformity with GAAP are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the balance sheet of the Companies, reduced, to the extent otherwise included therein, by the aggregate principal amount of all Indebtedness (including obligations under capitalized lease obligations, but not under this Financing Agreement) assumed or incurred after the date of this Financing Agreement in connection with the acquisition of any capital asset after the

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date of this Financing Agreement, other than the aggregate amount of principal payments (including the principal component of payments under capitalized lease obligations) made during such period on such Indebtedness, provided, however, that the following shall in any event be excluded from the definition of Capital
Expenditures: (i) any such expenditures for Designated Sale-Leaseback Properties, provided that to the extent any such Designated Sale-Leaseback Property shall not have been financed pursuant to a sale-leaseback or mortgage financing permitted hereunder within eighteen (18) months after the Companies have designated the subject capital asset as a Designated Sale-Leaseback Property, such expenditures shall be deemed to be Capital Expenditures incurred on and as of the date of the expiration of such eighteen (18)-month period, and
(ii) any such expenditures made with (or, to the extent of the receipt during the same fiscal year, expenditures in the amount of) the proceeds of sales of Real Estate, or Equipment or similar fixed assets or the proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments received from third parties for purposes of replacing or repairing the assets in respect of which such proceeds, awards or payments were received, so long as such expenditures are made within eighteen (18) months of receipt by either Company of such proceeds, awards or payments.

CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheet of either Company.

CHASE BANK RATE shall mean the rate of interest per annum announced by JP Morgan Chase Bank, or its successor in interest, from time to time as its prime rate in effect at its principal office in the County, City and State of New York. (The prime rate is not intended to be the lowest rate of interest charged by JP Morgan Chase Bank to its borrowers).

CLOSING DATE shall mean December [__], 2004.

COLLATERAL shall mean all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles, Real Estate, and Other Collateral.

COMMITMENT shall mean each Lender's commitment in accordance with this Financing Agreement to make a Term Loan and/or Revolving Loans, as the case may be, including risk participations in amounts under the Letter of Credit Sub-Line, in the amount set forth on the signature pages hereof or the Assignment and Transfer Agreement executed by each such Lender.

COMPANY LIQUIDITY shall mean, at any date of determination, an amount equal to the Companies' (a) Availability plus (b) unrestricted cash, determined on a basis consistent with past practices (and as cash is determined in accordance with GAAP).

CONCENTRATION ACCOUNT shall mean any account owned by either Company which receives funds from i) the Depository Accounts and ii) the credit card companies.

CONSOLIDATED BALANCE SHEET shall mean a consolidated balance sheet for Parent, Big 5, and their Subsidiaries, if any, eliminating all inter-company transactions and prepared, in the

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case of any such quarterly or annual balance sheet, in accordance with GAAP consistently applied.

COPYRIGHTS shall mean each Company's present and hereafter acquired copyrights, copyright registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, goodwill, any and all general intangibles, intellectual property and rights pertaining thereto, and all cash and non-cash proceeds thereof.

CURRENT ASSETS shall mean, whenever used throughout this Financing Agreement, those assets of Big 5 and its Subsidiaries, on a consolidated basis, which in accordance with GAAP, consistently applied, are classified as "current".

CURRENT LIABILITIES shall mean, wherever used throughout this Financing Agreement, those liabilities of Big 5 and its Subsidiaries, on a consolidated basis, which in accordance with GAAP, consistently applied, are classified as "current", provided, however, that notwithstanding GAAP, i) the Revolving Loans and ii) the current portion of long term Permitted Indebtedness are not to be considered "current liabilities."

CUSTOMARILY PERMITTED LIENS shall mean:

                  (a) liens of local or state authorities for franchise or other like taxes provided the aggregate amounts of such liens shall not exceed $1,500,000 in the aggregate at any one time;

                  (b) statutory liens of landlords and liens of carriers, work-men, repairmen, warehousemen, mechanics, materialmen, vendors (other than Inventory vendors or suppliers) and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (c) deposits made (and the liens thereon) in the ordinary course of business including, without limitation, security deposits for leases, surety bonds and appeal bonds, deposits in connection with utilities, workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations; and

                  (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), licenses, leases, restrictions, covenants, rights of way, encroachments, minor defects or irregularities in title, variation and other restrictions, liens, mortgages, charges or other encumbrances (whether or not recorded) affecting the Real Estate which do not prohibit the use of the Real Estate for the retail sale of Inventory at either Company's retail locations or the storage of Inventory at the Inventory distribution centers.

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DEFAULT shall mean any event specified in Section 9.1 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

DEFAULT RATE OF INTEREST shall mean a rate of interest per annum equal to the sum of: i) two percent (2%) and ii) the then applicable rate of interest, which Default Rate of Interest Rate the Agent, on behalf of the Lenders, shall be entitled to charge the Companies on all Obligations due the Lenders by the Company to the extent provided in Section 9.2(ii) of this Financing Agreement.

DEPOSITORY ACCOUNTS shall mean those accounts (other than Concentration Accounts) owned by either Company and designated for the deposit of proceeds of Collateral.

DESIGNATED SALE-LEASEBACK PROPERTY means a capital asset developed or to be developed by either Company after the date of this Financing Agreement and as to which such Company has notified the Agent in writing that such capital asset is, at such time, a Designated Sale-Leaseback Property and as to which such Company intends to enter into construction, sale-leaseback or mortgage financing, provided that such Designated Sale-Leaseback Property shall cease to be a Designated Sale-Leaseback Property upon the earlier to occur of eighteen (18) months after the date of such notice and the date on which such Designated Sale-Leaseback Property is financed pursuant to a sale-leaseback or mortgage financing permitted hereunder.

DOCUMENTATION FEE shall mean the Agent's standard and reasonable fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

DOCUMENTS OF TITLE shall mean all of each Company's present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not, and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

EARLY TERMINATION FEE shall: i) mean the fee the Agent for the account of the Revolving Lenders is entitled to charge the Companies in the event either Company terminates the Line of Credit or this Financing Agreement before March 20, 2008; and ii) be determined by multiplying the Line of Credit by (x) three quarters percent (0.75%) if the Early Termination Date occurs on or before March 20, 2006; (y) one half percent (0.5%) if the Early Termination Date occurs after March 20, 2006 and on or before March 20, 2007; or (z) one quarter percent (0.25%) if the Early Termination Date occurs after March 20, 2007 but before March 20, 2008.

EBITDA shall mean, in any period, the net income (or net loss) of Big 5 and its Subsidiaries, on a consolidated basis plus all amounts deducted in determining net income in respect of Interest Expense, income tax obligations (paid or accrued), depreciation expense and amortization expenses, non-cash straight line rent expense and all other non-cash items, each determined in accordance with GAAP consistently applied.

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ELIGIBLE INVENTORY shall mean the gross cost of each Company's finished goods
Inventory that conforms to the warranties herein less any (i) supplies, (ii) Inventory not present in the United States of America, (iii) Inventory returned or rejected by each Company's customers other than Inventory that is undamaged and resalable in the normal course of business, (iv) Inventory to be returned to each Company's suppliers, (v) Inventory in transit to or from third parties,
(vi) shrinkage, and (vii) reserves required by the Agent in accordance with the standard set forth below and without duplication but only for the following: (a) Inventory specially ordered by either Company for specific customers which Inventory is uniquely different in size, shape, quality or color and which uniquely different Inventory is not customarily sold by such Company; (b) market value declines, to the extent the Inventory's value is below its cost; (c) bill and hold (deferred shipment or consignment sales); (d) markdowns, to the extent the Inventory's value is below its cost; (e) Inventory which is not located at either Company's retail store locations or warehouses (other than Inventory in transit between the Companies' facilities); (f) demonstration items, to the extent the Inventory's value is below its cost; (g) damaged or defective Inventory; (h) obsolete Inventory (but not including undamaged Inventory which is solely out-of-season); (i) Inventory at outlet locations not owned or operated by either Company; (j) Inventory held for lease, but only to the extent such Inventory held for lease exceeds twenty-five percent (25%) of the then aggregate gross cost of Inventory; and (k) Inventory imported under letters of credit issued without the assistance of the Letter of Credit Guaranty and then only until the bank issuing such letters of credit has been reimbursed by the Companies for any drafts under such letters of credit. The amount of such reserves shall be determined solely by the Agent in its Reasonable Discretion.

EQUIPMENT shall mean all of each Company's present and hereafter acquired equipment (as defined in the UCC), including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time, as applicable.

EVENT(S) OF DEFAULT shall have the meaning provided for in Section 9.1 of this Financing Agreement.

FEE LETTER shall mean that certain letter agreement, between the Agent and the Companies, dated as of the date hereof.

FINANCING DOCUMENT(S) means this Financing Agreement, Term Loan Promissory Notes, Revolving Loan Promissory Notes, the documents executed by the Guarantor, the Fee Letter, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, restated, or otherwise modified from time to time).

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FIXED CHARGE COVERAGE RATIO shall mean, for the twelve (12) month period then ending, the ratio determined by dividing EBITDA by the sum of (i) Capital Expenditures (excluding, for all twelve (12) month measurement periods, those Capital Expenditures of the Companies incurred through the fiscal year ending December 2005 that are expended for Big 5's new distribution center in an aggregate for both Companies up to $20,000,000), (ii) Interest Expense, (iii) scheduled amortization of any Indebtedness of the Companies excluding prepayment of the Senior Notes, (iv) all federal, state, and local income tax expenses paid or accrued, and (v) payments of dividends and distributions in respect of the capital stock of the Companies (without duplication of the items set forth in the foregoing clause (iv)).

GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply. Except as otherwise provided in this Financing Agreement, all computations and determinations as to accounting or financial matters and all quarterly and annual consolidated financial statements to be delivered pursuant to this Financing Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. If any change in accounting principles from those effective December 31, 2003 and used in preparation of the financial statements required hereunder occurs or are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any such changes results in a change of the method of calculation of, or affect the results of such calculation of, any financial covenant, standard or term found herein, then the parties shall amend such financial covenants, financial standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of the Companies shall be the same after such changes as if such changes had not been made.

GENERAL INTANGIBLES shall mean all of each Company's present and hereafter acquired general intangibles (as defined in the UCC), and shall include, without limitation, all present and future right, title and interest in and to: (a) all Trademarks, trade names, corporate names, business names, logos and any other designs or sources of business identities, (b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs,
(c) Copyrights, (d) trade secrets, (e) licenses, permits and franchises, (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals, (h) goodwill with respect to any of the foregoing, (i) any other forms of similar intellectual property, (j) all customer lists, distribution agreements, supply agreements, blueprints, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between either Company and any licensee of any of such Company's General Intangibles.

GUARANTOR shall mean Parent.

INDEBTEDNESS shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory, and (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

INTEREST EXPENSE shall mean i) total cash interest obligations (paid or accrued) of Big 5 and its Subsidiaries determined in accordance with GAAP on a basis consistent with the latest audited statements of Big 5, excluding amortization of financing fees related hereto and to other Indebtedness of Big 5 and its Subsidiaries, prepayment penalties, fees or premiums related to the payment, in whole or in part, of Indebtedness of Big 5 and its Subsidiaries and original issue discounts, if any, minus ii) interest income, if any.

INVENTORY shall mean all of each Company's present and hereafter acquired inventory (as defined in the UCC), including, without limitation, all merchandise, inventory, and goods held for sale or lease and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

INVESTMENT PROPERTY shall mean all of each Company's now owned and hereafter acquired investment property (as defined in the UCC) and all proceeds thereof.

ISSUING BANK shall mean any bank issuing Letters of Credit for either Company.

LETTERS OF CREDIT shall mean all letters of credit issued with the assistance of the Revolving Lenders acting through the Agent by the Issuing Bank for or on behalf of either Company.

LETTER OF CREDIT GUARANTY shall mean any guaranty delivered by the Agent on behalf of Revolving Lenders to the Issuing Bank of either Company's reimbursement obligations under the Issuing Bank's reimbursement agreement, application for Letters of Credit or other like documents.

LETTER OF CREDIT GUARANTY FEE shall mean the fee the Agent may charge on behalf of Revolving Lenders under Section 7.2 of this Financing Agreement for: i) issuing the Letter of Credit Guaranty or ii) otherwise aiding either Company in obtaining Letters of Credit pursuant to Section 4.

LETTER OF CREDIT SUB-LINE shall mean Fifteen Million Dollars ($15,000,000).

LIBOR shall mean, at any time of determination, and subject to availability, the London Interbank Offered Rate paid in London by JP Morgan Chase Bank on one month, two month, three month, six month, or nine month dollar deposits and if such rates are not otherwise available, then those rates as published, under "Money Rates", in the New York City edition of the Wall Street Journal or if there is no such publication or statement therein as to Libor, then in any publication used in the New York City financial community.

LIBOR LOAN shall mean the loans for which the Companies have elected to use Libor for interest rate computations.

LIBOR PERIOD shall mean the Libor for one month, two month, three month, six month or nine month dollar deposits, as selected by the Companies.

LIBOR PROCESSING FEE shall mean the sum of $500.00 which the Agent, for its own account, shall be entitled to charge the Companies in accordance with, but subject to, the provisions of Section 7 of this Financing Agreement upon the election of a Libor Loan.

LINE OF CREDIT shall mean the commitment of the Revolving Lenders acting through the Agent to make loans and advances and issue Letter of Credit Guaranties, all pursuant to and in accordance with, but subject to, Sections 3 and 4 of this Financing Agreement, in the aggregate amount of $140,000,000 plus the amount of principal repayment of the Term Loan, subject to and in accordance with Section 4A, or such lesser amount as the Company may elect in accordance with Section 7 of this Financing Agreement.

LINE OF CREDIT FEE shall: i) mean the fee due the Agent at the end of each month for the Line of Credit, and ii) be determined by multiplying x) the difference between the Line of Credit less the sum of a) the average daily Revolving Loans outstanding during such month and b) the average daily undrawn face amount of all outstanding Letters of Credit, for said month by y) three hundred twenty-five hundredths of one percent (.325%) per annum for the number of days in said month during which this Financing Agreement was in effect, provided that the Line of Credit Fee payable on December 31, 2004 shall also include an amount based on the Line of Credit Fee payable under the Prior Financing Agreement for the period from December 1, 2004 up to the Closing Date.

MARGIN SECURITIES shall have the meaning assigned to such term in Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, as amended).

OBLIGATIONS shall mean all obligations of each Company to pay, as and when due and payable, all amounts from time to time owing by and in respect of the Financing Documents, including, without limitation, all loans and advances made or to be made by the Lenders or the Agent on behalf of the Lenders to either Company, or to others for either Company's account under any of the Financing Documents; any and all indebtedness and obligations which may at any time be owing by either Company under any Financing Document, whether now in existence or incurred by either Company from time to time hereafter; whether secured by pledge, lien upon or security interest in either Company's assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, matured or unmatured, direct or indirect and whether either Company is liable for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include, without duplication of the foregoing, all indebtedness owing by either Company under this Financing Agreement or under any other agreement or arrangement hereafter entered into between either Company and the Agent on behalf of the Lenders, including, but not limited to, obligations to the Lenders or the Agent on behalf of the Lenders in respect of Letters of Credit issued with the assistance of the Letter of Credit Guaranty, indebtedness or obligations incurred by, or imposed on, the Agent or the Lenders as a result of environmental claims arising out of either Company's operations, premises or waste disposal practices or sites, either Company's liability to the Agent on behalf of the Lenders under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Agent on behalf of the Lenders may make or issue to others for either Company's accounts, but in no event shall Obligations include any obligations due any affiliate of a Lender.

OTHER COLLATERAL shall mean all of each Company's now owned and hereafter acquired lockbox, blocked account and any other deposit accounts maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; all other deposit accounts; all Investment Property; all cash and other monies and property in the possession or control of the Agent and/or any of the Lenders; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and all cash and non-cash proceeds of the foregoing.

OUT-OF-POCKET EXPENSES shall mean all of the Agent's reasonable and documented out of pocket expenses (including reasonable attorneys' fees) incurred relative to the closing of this Financing Agreement and any amendment, modification or waiver thereof, whether incurred heretofore or hereafter, and, in any case, with appropriate documentation delivered to the Companies upon either Company's request, which expenses shall include, without being limited to, the cost of record searches, all costs and expenses incurred by the Agent in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on the Agent due to "insufficient funds" of deposited checks the Agent's standard fee relating thereto, any amounts paid by the Agent on behalf of the Lenders to an Issuing Bank or incurred by or charged to the Agent on behalf of the Lenders by the Issuing Bank under the Letter of Credit Guaranty or either Company's reimbursement agreement, application for letter of credit or other like document which pertain either directly or indirectly to such Letters of Credit, and the Agent's standard and reasonable fees relating to the Letters of Credit and any drafts thereunder, reasonable and documented local counsel fees, if any, fees and taxes relative to the filing of financing statements, and all expenses, costs and fees set forth in Section 9.3 of this Financing Agreement.

PARENT shall mean Big 5 Sporting Goods Corporation, a Delaware corporation.

PATENTS shall mean all of each Company's present and hereafter acquired patents, patent applications, registrations, any reissues or renewals thereof, licenses, any inventions and improvements claimed thereunder, and all general intangible, intellectual property and patent rights with respect thereto of each Company, and all income, royalties, cash and non-cash proceeds thereof.

PERMITTED ENCUMBRANCES shall mean: (i) liens expressly permitted, or consented to, by the Agent on behalf of the Lenders in accordance with Section 12.10; (ii) Customarily Permitted Liens; (iii) liens granted the Agent on behalf of the Lenders by the Companies; (iv) liens of judgment creditors, provided such liens do not exceed, in the aggregate, at any time, $2,000,000 (other than liens stayed, satisfied, bonded or insured to the reasonable satisfaction of the Agent within (a) fifteen (15) calendar days of the date either Company acquired actual knowledge of such judgment lien or (b) fifteen (15) calendar days of the date such lien attached by levy, whichever first occurs); (v) liens for taxes, levies or assessments not yet due and payable or which are being diligently contested in good faith by the applicable Company by appropriate proceedings, and which liens are not (a) senior to the lien of the Agent on behalf of the Lenders; or (b) for taxes due the United States of America; (vi) liens, if any, given to an Issuing Bank in connection with a Letter of Credit obtained with the assistance of the Letter of Credit Guaranty; (vii) liens securing Purchase Money Obligations; (viii) liens and other encumbrances in existence as of March 20, 2003; (ix) liens given to issuers of letters of credit issued without the assistance of the Letter of Credit Guaranty provided such liens (a) do not secure Indebtedness in excess of $2,000,000 in the aggregate at any one time and (b) attach only to the Inventory and/or Equipment acquired with the assistance of such letter of credit, provided, however, that any Inventory subject to the lien permitted by this clause (ix) shall not be considered Eligible Inventory until such lien is terminated; (x) liens on assets, other than the Collateral, of either Company, to secure the Indebtedness referenced in clause x of the definition of Permitted Indebtedness; (xi) liens on the Margin Securities; and (xii) any extension, renewal or replacement of any of the foregoing, provided that any extension, renewal or replacement lien shall be limited to the property or assets covered by the lien extended, renewed or replaced and the obligation secured by such extension, renewal or replacement lien shall be in an amount not greater than the obligations secured by the lien extended, renewed or replaced plus the amount of all expenses, fees, premiums and penalties paid in connection with such extension, renewals or replacement.

PERMITTED INDEBTEDNESS shall mean: (i) Indebtedness incurred in the ordinary course of business for Inventory, services, taxes or labor; (ii) Indebtedness arising in connection with Letters of Credit and the Financing Documents; (iii) deferred taxes and other expenses incurred in the ordinary course of business;
(iv) other Indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to the Agent or otherwise disclosed to the Agent in writing prior to the date hereof;
(v) Indebtedness arising in connection with or secured by, the Permitted Encumbrances; (vi) Indebtedness under any letters of credit issued without the assistance of the Letter of Credit Guaranty provided such Indebtedness does not exceed $2,000,000 in the aggregate at any one time; (vii) Indebtedness of one Company to another Company and Indebtedness of each Company to such Company's Affiliates (other than the other Company) in an amount not to exceed $15,000,000 in the aggregate for both Companies combined at any one time; (viii) the Senior Notes; (ix) Indebtedness incurred in the form of surety, customs and appeal bonds and other obligations of a similar nature; (x) other Indebtedness of the Company in an amount not to exceed $13,000,000 in the aggregate for both Companies combined outstanding at any time outstanding, provided, such Indebtedness is (a) not secured by the Collateral and (b) not due an Affiliate of either Company or the Parent; (xi) Indebtedness in an aggregate amount not to exceed $20,000,000 at any time which is subordinated to the Obligations on terms and conditions reasonably acceptable to Required Lenders ("New Subordinated Debt"); and (xii) any extension, renewal or replacement of any of the foregoing, provided that any extension, renewal or replacement shall be in an amount not greater than the Indebtedness so extended, renewed or replaced (plus the amount of expenses, fees and any premium or penalty paid in connection with such extension, renewal or replacement).

PERMITTED INVESTMENTS shall mean (i) commercial paper and municipal bonds, in each case issued or guaranteed by a Person rated P-1 or better by Moody's Investors Service, Inc. ("Moody's") or A-1 or MIG-1 or better by Standard & Poor's Corporation ("S & P"), (ii) certificates of deposit, time deposits, Eurodollar deposits or bankers' acceptances maturing not more than one year after the date of issue, issued by any commercial banking institution, which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $100,000,000, (iii) repurchase agreements having maturities of not more than one year and which are secured by readily marketable direct obligations of the Government of the United States of America or any agency thereof, (iv) readily marketable obligations of the Government of the United States of America or any agency thereof; (v) readily marketable obligations issued by any state of the United States or any political subdivision thereof having a rating by Moody's or S & P of "A" or its equivalent or better; (vi) Margin Securities and (vii) mutual funds regularly traded in the United States of America whose investments are limited to those described in clauses (i) through (v) above.

PERSON shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

PRIOR FINANCING AGREEMENT CARRYOVER AMOUNT shall mean, subject to all the terms and conditions of this Financing Agreement, allowable dividend payments based on the Companies' performance during the term of the Prior Financing Agreement in an aggregate amount equal to Thirty Million Dollars ($30,000,000).

PURCHASE MONEY OBLIGATIONS shall mean the Indebtedness (a) incurred to construct, purchase or lease Equipment and/or Real Estate and secured solely by a lien on the Equipment and/or Real Estate, including construction, sale leaseback and mortgage financing incurred in connection with Designated Sale-Leaseback Property; (b) of a Person existing at the time such Person is acquired by, merged into or consolidated with either Company in accordance with this Financing Agreement provided such Indebtedness is not secured by Collateral; or (c) secured by property (other than Collateral) acquired by either Company existing at the time such property is or was acquired by either Company.

REAL ESTATE shall mean each Company's leasehold and fee interests in real property.

REASONABLE DISCRETION means the Agent's reasonable discretion in the exercise of its reasonable business judgment using standards customarily applied by the Agent to transactions involving retail clients and taking into account the nature of the Company's business, consistently applied by Agent. When used with respect to determination of reserves, in addition to the foregoing, such standard shall take into consideration amounts representing, historically, each Company's reserves, discounts, returns, claims, credits and allowances.

REPORTING DATE shall mean any date on which the Companies are to deliver to the Agent any Collateral report pursuant to Section 3.2 of this Financing Agreement, any financial statement or any other information requested of either Company pursuant to the terms of this Financing Agreement.

REQUIRED LENDERS shall mean Lenders holding more than fifty percent (50%) of the outstanding loans, advances, extensions of credit and letter of credit participation interests of the Companies hereunder.

RETAINED CASH shall mean an amount of cash sufficient to provide each Company with cash in an amount necessary to stock such Company's cash registers at its retail locations and consistent with the business practices of such Company.

REVOLVING LENDERS shall mean each of the Revolving Lenders as set forth on the signature pages attached hereto or any other party which now is or hereafter becomes a Revolving Lender hereunder pursuant to Section 11.10 hereof.

REVOLVING LOAN PROMISSORY NOTES shall mean the Revolving Loan Promissory Notes, in the form of Exhibit [ ] attached hereto, delivered by the Companies to the Agent and each of the Revolving Lenders to evidence the Revolving Loans made pursuant to, and repayable in accordance with, the provisions of Section 3 of this Financing Agreement.

REVOLVING LOANS shall mean the loans and advances made, from time to time, to or for the account of the Company by the Revolving Lenders acting through the Agent pursuant to Section 3 of this Financing Agreement.

SENIOR NOTES shall mean the Big 5 issued 10 7/8% Senior Notes due 2007 in the original amount of $131,000,000.

SENIOR SECURED DEBT COVERAGE RATIO shall mean, for the twelve (12) month period then ending, the ratio determined by dividing (i) the sum of the outstanding Revolving Loan balance plus undrawn Letters of Credit plus outstanding Term Loan balance by (ii) EBITDA.

SETTLEMENT DATE shall mean the date, weekly with respect to the Revolving Loans and upon receipt of any payments with respect to the Term Loan, and more frequently at the discretion of the Agent, the Agent and the Lenders shall settle amongst themselves so that (x) the Agent shall not have, as Agent, any money at risk and (y) on such Settlement Date the respective Lenders shall have a pro rata amount of all outstanding Revolving Loans, Term Loan and Letters of Credit, provided that each Settlement Date for a Lender shall be a Business Day on which such Lender and its bank are open for business.

SUBSIDIARY shall mean as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interest having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to

"Subsidiaries" in this Financing Agreement shall refer to a Subsidiary or Subsidiaries of one of the Companies or the Parent.

TERM LOAN shall mean the term loan in the original principal amount of Twenty Million Dollars ($20,000,000) made to the Companies, jointly and severally, by the Agent on behalf of the Term Lenders pursuant to, and repayable in accordance with, the provisions of Section 4.A.3 of this Financing Agreement.

TERM LENDERS shall mean each of the Term Lenders as set forth in the signature pages hereto or any other party which now is or hereafter becomes a Term Lender hereunder pursuant to Section 13 hereof.

TERM LOAN PROMISSORY NOTES shall mean the Term Loan Promissory Notes, in the form of Exhibit [ ] attached hereto, delivered by the Companies to the Agent and each of the Term Lenders to evidence the Term Loan made pursuant to, and repayable in accordance with, the provisions of Section 4A of this Financing Agreement.

TRADE ACCOUNTS PAYABLE shall mean, at any time of determination, the amounts due any supplier for Inventory sold to either Company.

TRADE ACCOUNTS RECEIVABLE shall mean, at any time of determination, the amounts due each Company by any i) credit card issuer and ii) any customer obligated on an invoice, in each instance due as a result of a sale of Inventory or the rendition of services by either Company.

TRADEMARKS shall mean all present and hereafter acquired trademarks, trademark registrations, recordings, applications, trade names, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licenses, reissues, renewals, and any other intellectual property and trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all cash and non-cash proceeds thereof.

UCC shall mean the Uniform Commercial Code of the State of California, and any successor statute.

WORKING CAPITAL shall mean Current Assets in excess of Current Liabilities.

SECTION 2. CONDITIONS PRECEDENT

            2.1. CONDITIONS TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lenders acting through the Agent to make loans hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such loans, the following conditions precedent:

                  (a) LIEN SEARCHES. The Agent shall have received tax, judgment and Uniform Commercial Code searches satisfactory to the Agent for all locations presently occupied or used by either of the Companies.

                  (b) CASUALTY INSURANCE. Each of the Companies shall have delivered to the Agent evidence satisfactory to the Agent that casualty insurance policies listing the Agent as an additional insured, loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Section 6.5 of this Financing Agreement.

                  (c) OPINIONS. Counsel for the Companies shall have delivered to the Agent on behalf of the Lenders opinions satisfactory to the Agent opining, inter alia, that, subject to the i) filing, priority and remedies provisions of the Uniform Commercial Code, ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, iii) the equity powers of a court of law and iv) such other matters as may be agreed upon with the Lenders, the Financing Agreement of the Companies and the Guaranty of the Guarantor x) are valid, binding and enforceable according to their terms, y) are duly authorized and z) do not violate any terms, provisions, representations or covenants in the charter or by-laws of either Company or the Guarantor, or, to the knowledge of such counsel, after reasonable inquiry, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement or indenture, identified by the Companies and the Guarantor to such counsel as material, to which the Companies and/or the Guarantor is a signatory or by which either Company or the Guarantor or its assets are bound.

                  (d) ADDITIONAL DOCUMENTS. Each Company shall execute and deliver to the Agent for the benefit of the Lenders all loan documents necessary to consummate the lending arrangement contemplated between the Companies and the Lenders. Without limiting the foregoing, one of the such additional documents is the Reaffirmation of Co-Obligor Agreement by and among the Companies and the Agent.

                  (e) BOARD RESOLUTION. The Agent for the benefit of the Lenders shall have received a copy of the resolutions of the Board of Directors of each Company, authorizing the execution, delivery and performance of (i) this Financing Agreement, and (ii) any related agreements, certified by the Secretary or Assistant Secretary of such Company, as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of such Company as to the incumbency and signature of the officers of such Company executing this Financing Agreement and any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

                  (f) CORPORATE ORGANIZATION. The Agent for the benefit of the Lenders shall have received (i) a copy of the Certificate of Incorporation of each Company certified by the Secretary of State of its incorporation within three (3) weeks of the Closing Date, and (ii) a copy of the By-Laws (as amended through the date hereof) of the Company and certified by the Secretary or Assistant Secretary of the Company.

                  (g) OFFICER'S CERTIFICATE. The Agent for the benefit of the Lenders shall have received an executed Officer's Certificate of each Company, satisfactory in form and substance to the Agent, certifying that: (i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof; (ii) each Company is in compliance with all of the terms and provisions set forth herein; and (iii) no Event of Default or Default has occurred.

                  (h) ABSENCE OF DEFAULT. No material adverse change in the financial condition, business, prospects, profits (after giving affect to the seasonal nature of the Company's business), operations or assets of either Company shall have occurred since September 30, 2004. No Default or Event of Default shall exist as of the date of this Financing Agreement.

                  (i) LEGAL RESTRAINTS/LITIGATION. At the date of execution of this Financing Agreement, there shall be, to the actual knowledge of the management of the Companies or to the actual knowledge of any Lender, no (x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against either Company or its assets, by any agency, division or department of any county, city, state, province or federal government arising out of this Financing Agreement, the financing arrangement contemplated under this Financing Agreement, the Prior Financing Agreement, or the transactions under or in connection with the Prior Financing Agreement, (y) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Financing Agreement or (z) suit, action, investigation or proceeding (judicial or administrative) pending or threatened against either Company, or its assets, which, is reasonably likely to result in a material adverse effect on the business, operation, assets or financial condition of either Company or the Collateral.

                  (j) PROJECTIONS. The Agent for the benefit of the Lenders shall have received financial projections for the Companies through the fiscal year ending December 2005, which projections must be certified by an officer of each Company and must be satisfactory in form and substance to the Agent and the Lenders.

                  (k) PAYMENT OF FEES. The Companies shall have paid all amounts required by the Fee Letter and all Out-of-Pocket Expenses for which an invoice has been delivered to the Companies.

                  (l) CONFIRMATION OF GUARANTY. The Guarantor shall have executed and delivered to the Agent, for the benefit of the Lenders, a confirmation of the continued effectiveness of its guaranty, in form and substance reasonably acceptable to the Agent.

            Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as the Companies and the Agent shall otherwise agree herein or in a separate writing.

            2.2. CONDITIONS TO EACH EXTENSION OF CREDIT.

                  (a) Subject to the terms of this Financing Agreement, including without limitation the Agent's rights pursuant to Section 10.2 hereof, the agreement of the Agent on behalf of the Lenders to make any extension of credit requested to be made by it to the Companies on any date (including, without limitation, the initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                        (i) Representations and Warranties - Each of the representations and warranties made by either Company in or pursuant to this Financing

Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                        (ii) No Default - No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

                        (iii) Borrowing Base - Subject to the last sentence of
Section 3.1 and after giving effect to the extension of credit requested to be made by the Companies on such date, the aggregate outstanding balance of the Revolving Loans and outstanding Letters of Credit owing by the Companies will not exceed the amount calculated as (A) the lesser of (i) the Line of Credit or
(ii) the Borrowing Base, minus (B) the Availability Reserves.

                  (b) Each borrowing by the Companies hereunder shall constitute a representation and warranty by the Companies as of the date of such loan or advance that each of the representations, warranties and covenants contained in the Financing Agreement have been satisfied and are true and correct, except as the Companies and the Agent and/or the Required Lenders shall otherwise agree herein or in a separate writing.

SECTION 3. REVOLVING LOANS

            3.1. The Revolving Lenders, acting through the Agent, agree, subject to the terms and conditions of this Financing Agreement from time to time, and within (x) the Availability and y) the Line of Credit, but subject to the Agent's and the Revolving Lenders' (acting through the Agent) rights to make "Overadvances", to make loans and advances to the Companies on a revolving basis, and subject to the limitations set forth herein, the Companies may borrow, repay and re-borrow Revolving Loans. All Revolving Loans shall be made by the Revolving Lenders simultaneously and in accordance with their pro rata shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Revolving Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Revolving Lender from its obligation to make any Revolving Loans hereunder, and
(iii) the obligations of each Revolving Lender hereunder shall be several, not joint and several. Such loans and advances shall be in amounts up to the lesser of (i) during the months of October, November, and December of each year, the lesser of seventy-five percent (75%) of the value of Eligible Inventory or eighty-eight percent (88%) of the orderly liquidation value (net of all costs and expenses) of the Eligible Inventory; and (ii) during the months of January through September of each year, the lesser of seventy percent (70%) of the value of the Eligible Inventory or eighty-five percent (85%) of the orderly liquidation value (net of all costs and expenses) of the Eligible Inventory. The value of Eligible Inventory shall be determined at cost, by the cost inventory method, using a valuation on a first in, first out basis in accordance with GAAP excluding capitalized buying, handling and distribution costs, as reflected on the Companies' books and records. The net orderly liquidation value of the Eligible Inventory shall be determined from time to time in the

Agent's Reasonable Discretion taking into account the results of the latest appraisal. Companies shall pay the cost of the appraisal, provided that so long as no Event of Default has occurred (unless such Event of Default has been cured to the extent permitted by and under the terms of this Financing Agreement), Companies shall not be charged with the cost of such appraisal more than once per calendar year. All requests for loans and advances (other than LIBOR Loans) must be received by an officer of the Agent no later than 2:00 p.m. New York time on the Business Day on which such loans and advances are required. Should the Companies request advances in excess of the limitations set forth in this
Section 3.1, such advances shall be considered "Overadvances" and, shall be made by the Agent only with the consent of the Required Lenders and in the sole discretion of the Required Lenders, subject to any additional terms the Required Lenders deem necessary, and subject to the terms and provisions of clause (c) of
Section 12.10 hereof.

            3.2. In furtherance of the continuing collateral assignment and security interest in each Company's Accounts and Inventory, each Company shall deliver to the Agent not later than: (1) if and when requested in writing by Agent, an aging of such Company's Trade Accounts Receivable in such form and manner as the Agent may reasonably require but consistent with the current practices of such Company; (2) fourteen (14) days after the end of each month (other than October, November and December), a monthly inventory confirmation statement stating the aggregate amount of Eligible Inventory of the Companies; and (3) five (5) Business Days after each Sunday in the months of October, November and December, a weekly Inventory confirmation statement stating the aggregate amount of Eligible Inventory of the Companies. With respect to all such reports, each Company will provide to the Agent such additional information and material as the Agent may reasonably request to effectively evaluate the Trade Accounts Receivable and the collectability thereof and the mix of the Inventory and such other information as the Agent may reasonably require to evaluate the Companies' Trade Accounts Receivable and Inventory, such as returns, claims, credits, allowances and information identifying and describing the Trade Accounts Receivable. Failure to provide the Agent with the foregoing information will in no way effect, diminish, modify, or limit the security interest granted herein. Such reports are to be executed by a responsible officer of each Company.

            3.3. Each Company hereby represents and warrants that: (a) sales of Inventory are, and shall be, based upon actual and bona fide sales and deliveries of Inventory (x) in the ordinary course of such Company's business,
(y) in connection with the liquidation of an immaterial portion of the Inventory or (z) after the occurrence of a casualty loss, bulk sales of salvageable Inventory, and that, in any instance, the Inventory being sold and the proceeds thereof are the exclusive property of such Company and are not and shall not be subject to any lien, charge, arrangement, encumbrance, security interest, or financing statement whatsoever other than the Permitted Encumbrances, provided, however that if there is then no Default or Event of Default, the Companies may make charitable transfers of Inventory in an aggregate amount for both Companies not to exceed $1,500,000 in any fiscal year; (b) invoices representing Trade Accounts Receivable or credit card receipts evidencing credit card sales are in the name of such Company and except for disputes, offsets, defenses, counterclaims, contras, returns or credits, all arising in the normal course of such Company's business or except as may be promptly disclosed to the Agent, the purchasers of such Inventory owe and are obligated to pay the amount stated in the invoices or credit card receipts; and (c) except for the Permitted Encumbrances, any and all taxes and fees relating to its business are such Company's sole responsibility and that same will be paid when due (except as otherwise provided in this Financing Agreement), and that none of said taxes or fees represent a lien on or claim against the proceeds of any sale of Inventory. Each Company agrees to issue credit memoranda promptly. Each Company also warrants and represents that it is a duly and validly existing corporation and is qualified to transact business in all states where the failure to so qualify would have a material adverse effect on the business of such Company or the ability of such Company to enforce collection of Trade Accounts Receivable due from Persons residing in that state.

            3.4. During the term of this Financing Agreement, the Company may and will, at its expense, consistent with such Company's existing business practices, enforce, collect and receive all amounts owing on the Accounts. Except for the Retained Cash, all checks or cash from the sale of Inventory must be deposited promptly to the Depository Accounts, and promptly thereafter and therefrom, to a Blocked Account. Each Company shall require that all amounts due under credit card sales be remitted by the credit card companies to a Blocked Account. Each Company agrees that it will only direct the flow of funds from the Depository Accounts and the credit card remitters to the Blocked Accounts. The institutions holding such Blocked Accounts will be instructed that when it is satisfied that such funds on deposit are "good funds", such institution will remit such "good funds" to the applicable Company's operating account. Notwithstanding anything herein contained to the contrary, if (x) there is then an Event of Default or (y) the Companies have Availability of less than zero ($0) for three (3) consecutive Business Days, then the Agent, acting on behalf of the Lenders, may advise the banks holding the Blocked Accounts to remit all proceeds of Collateral to the Agent for the account of the Lenders. The Agent will immediately rescind these instructions (a) upon the waiver of the Event of Default and (b) when the Companies have Availability of zero ($0) or greater. All amounts received by the Agent for the account of the Lenders will be credited to the Obligations upon the Agent's receipt of "good funds" at its bank account in New York, New York on the Business Day of receipt if received no later than 2 p.m. New York time or on the next succeeding Business Day if received after 2 p.m. New York time. No checks, drafts or other instruments received by the Agent will constitute final payment unless and until such instruments have actually been collected. If the loan account reflects a zero Revolving Loan balance and there is then no Event of Default, then the Agent shall promptly remit to the operating accounts of the Companies any credit balances in the loan account.

            3.5. (a) The Agent shall maintain a single separate account on its books in the name of both of the Companies' in which the Companies will be charged with loans, advances and payments under the Letter of Credit Guaranty, made to either Company or for its account, and with any other Obligations, including any and all reasonable costs, expenses and reasonable and documented attorney's fees which the Agent may incur in connection with the exercise of any of the rights or powers herein conferred or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Agent or of any Lender in connection with this Financing Agreement or the Collateral assigned hereunder, or any Obligations owing by the Companies. The Companies will be credited with all amounts received by the Agent from the Companies or from others for the Companies' account, including, as above set forth, all amounts received by the Agent in payment of Accounts and such amounts will be applied to payment of the Obligations. In no event shall prior recourse to any Accounts or other security granted to or by the Companies be a prerequisite to the Agent's right to demand payment of any Obligation. Further, it is understood that neither the Agent nor any Lender shall have any obligation whatsoever to perform in any respect any of either Company's contracts or obligations relating to the Accounts.

      (b) The Companies are engaged in an integrated operation that requires financing on a basis permitting the availability of credit from time to time to each Company as required for the continued successful operation of each Company. Each Company expects to derive benefit, directly or indirectly, from such availability since the successful operation of each Company is dependent on the continued successful performance of the functions of the integrated group. In order to utilize the collective borrowing powers of the Companies in the most efficient and economical manner, and in order to facilitate the handling of the accounts of the Companies on the Agent's books, the Companies have requested, and the Agent has agreed to handle accounts of the Companies on the Agent's books on a combined basis. Accordingly, in lieu of maintaining separate accounts on the Agent's books in the name of each of the Companies, the Agent shall maintain one account. Loans and advances made by the Agent to the Companies will be charged to the account indicated above, along with any charges and expenses under this Financing Agreement. The loan account will be credited, with all amounts received by the Agent from either of the Companies or from others for their account. It is expressly understood and agreed by each Company that the Agent shall have no obligation to account separately to either Company. It is expressly understood and agreed by each of the Companies that the Agent shall have no responsibility to inquire into the correctness of the apportionment, allocation, or disposition of (X) any loans and advances made to either of the Companies or (Y) any of the Agent's expenses and charges relating thereto. The Companies jointly and severally unconditionally guarantee to the Agent and the Lenders the prompt payment in full of (A) all loans and advances made and to be made by the Agent and/or the Lenders to any of them under this Financing Agreement, as well as (B) all other Obligations of the Companies to the Agent and/or the Lenders and hereby expressly confirm in all respects the suretyship waivers and cross-guaranties executed by each of the Companies in the Agent's and/or the Lenders' favor. All collateral security now or hereafter given to the Agent and/or the Lenders by any of the Companies, shall secure all loans and advances made by the Agent and/or the Lenders to any of the Companies, and shall be deemed to be pledged to the Agent as security for any and all other Obligations of the Companies to the Agent and/or the Lenders as set forth under any Financing Document. It is understood that, notwithstanding the fact that each Company is a distinct and separate legal entity, the handling of the accounts of the Companies in a combined fashion, as more fully set forth herein, has been done solely at the Companies' request and as an accommodation to the Companies, and that the Agent shall incur no liability to the Companies as a result thereof. To induce the Agent and the Lenders to do so, and in consideration thereof, each Company hereby agrees, jointly and severally, to indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless against any and all liability, expense, loss or claim of damage or injury, made against the Agent and/or the Lenders by any of the Companies or by any third party whosoever, arising from or incurred solely by reason of (1) the method of handling the accounts of the Companies as herein provided, (2) the Agent relying on any instructions of any of the Companies, or (3) any other action taken by the Agent in accordance with this Section 3.5(b) of this Financing

Agreement, provided, however that Companies shall not be liable for the foregoing indemnification obligations in the event such liability, expense, loss or claim arises primarily from such indemnified party's own gross negligence or willful misconduct.

            3.6. After the end of each month, the Agent, on its own behalf and/or acting on behalf of the Lenders, shall promptly send the Companies a statement showing the accounting for the charges, loans, advances, payments under the Letter of Credit Guaranty, and other transactions occurring between the Agent, on its own behalf, and/or acting on behalf of the Lenders and the Companies during that month. The monthly statement shall be deemed correct and binding upon the Companies and shall constitute an account stated between the Companies, the Agent, and the Lenders unless the Agent receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

            3.7. In the event that (a) the outstanding balance of Revolving Loans exceeds (b) the amount calculated as (i) the lesser of (A) the Line of Credit or (B) the Borrowing Base, minus (ii) the Availability Reserves, any such nonconsensual Overadvance shall be due and payable to Agent immediately upon Agent's demand therefor; provided, however, that any consensual Overadvance made pursuant to Section 3.1 hereof shall be due as and when specified in the requisite consent of Required Lenders.

SECTION 4. LETTERS OF CREDIT

      In order to assist the Companies in establishing or opening i) documentary Letters of Credit with an Issuing Bank to cover the purchase and importation of inventory and ii) standby Letters of Credit with an Issuing Bank to cover such other matters as the Companies may so decide, other than for the purchase of Inventory or to secure present or future Trade Accounts Payable, the Companies have requested the Agent, acting on behalf of the Revolving Lenders, to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending the Revolving Lenders' credit to the Companies, and the Revolving Lenders, acting through the Agent, have agreed to do so. These arrangements shall be handled by the Agent, acting on behalf of the Revolving Lenders, subject to the terms and conditions set forth below.

            4.1. Within the Line of Credit and subject to Availability, the Revolving Lenders, acting through the Agent, shall assist the Companies in obtaining such Letters of Credit in an aggregate amount for both Companies outstanding at any one time not to exceed the Letter of Credit Sub-Line. The Agent's assistance with respect to Letters of Credit for amounts in excess of the limitations set forth herein shall at all times and in all respects be in the Agent's sole discretion. Notwithstanding anything herein to the contrary, upon the occurrence of a Default and/or an Event of Default, the Agent's assistance with respect to any Letters of Credit shall be in the Agent's sole discretion unless such Event of Default is waived in writing, or such Default is cured to the Agent's satisfaction in the exercise of its reasonable business judgment during any applicable grace or cure period.

            4.2. The Agent, acting on behalf of the Revolving Lenders, shall have the right, without notice to the Companies, to charge the loan account with the amount of any and all indebtedness, liability or obligation of any kind paid or incurred under the Letters of

Credit Guaranty at the earlier of: a) payment by the Agent under the Letters of Credit Guaranty, or b) termination of this Financing Agreement in accordance with Section 10 of this Financing Agreement. Any amount so charged to the loan account shall be charged against any credit balances then in the loan account, and if there are then insufficient credit balances then to the extent of such insufficiency such amount shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided for in Section 7.1 of this Financing Agreement.

            4.3. [Intentionally Left Blank].

            4.4. In connection with any Letter of Credit, neither the Agent nor any Lender shall be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged, other than as a result of the gross negligence of the Agent and/or any Revolving Lender; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with any Inventory which is the subject of any Letter of Credit or the shipping thereof; or any breach of contract between the shipper or vendors and either Company. Furthermore, without being limited by the foregoing, neither the Agent nor any Lender shall be responsible for any act or omission with respect to or in connection with any Inventory which is the subject of any Letter of Credit.

            4.5. In connection with any Letter of Credit, the Companies agree that any action taken by the Agent, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the Collateral, shall, as between the Companies and the Agent, be binding on the Companies and shall not put the Agent or any Revolving Lender in any resulting liability to the Companies other than as a result of the gross negligence or willful misconduct of the Agent or such Revolving Lender. After the occurrence of an Event of Default which is not waived, the Agent shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefor), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in the Agent's sole name, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Agent, all without any notice to or any consent from the Companies, provided, however, that the Agent shall give the applicable Company notice of the acceptance or rejection of any goods.

            4.6. In connection with any Letter of Credit, without the Agent's express consent (which consent shall not be unreasonably withheld) and, where applicable, endorsement in writing, the Companies agree: a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications or changes of any of the terms or conditions of any of the Letters of Credit, applications, drafts or acceptances; and b) after the occurrence of an Event of Default which is not waived, not to i) clear and resolve any questions of non-compliance of documents, or ii) give any instructions as to acceptance or rejection of any documents or goods.

            4.7. In connection with any Letter of Credit, the Companies agree that any necessary import, export or other licenses or certificates for the import or handling of the Inventory will have been promptly procured, and all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Inventory, or the financing thereof will have been promptly and fully complied with, except to the extent that any such non-procurement or non-compliance will not have a material adverse effect on such Inventory; and any certificates in that regard that the Agent, on behalf of the Revolving Lenders, may at any time reasonably request will be promptly furnished. In this connection, each Company warrants and represents that, to its actual knowledge, all shipments made under any of the Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations, except to the extent that any failure to so comply will not have a material adverse effect on such shipments. The Companies assume all risk, liability and responsibility for, and agree to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies in connection with any Inventory or goods purchased, imported or acquired under the Letter of Credit. Any embargo, restriction, laws, customs or regulations of any country, state, province, city, or other political subdivision, where the Inventory is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Companies' risk, liability and responsibility.

            4.8. Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, the Agent, for the benefit of the Revolving Lenders, shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by either Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent for the benefit of the Revolving Lenders and apply in all respects to the Agent and the Revolving Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.

            4.9. Nothing in this Financing Agreement is intended to relieve any Issuing Bank from any liability to any Person.

SECTION 4.A. TERM LOAN

      4.A.1 Each Company hereby agrees to execute and deliver to the Agent on behalf of the Term Lenders the Term Loan Promissory Notes, to evidence the Term Loan to be extended by the Agent on behalf of the Term Lenders.

      4.A.2 Upon the Agent's receipt of the Term Loan Promissory Notes, the Term Lenders hereby agree to extend to the Companies the Term Loan.

      4.A.3 Subject to Section 4.A.4 below, the principal amount of the Term Loan shall be repaid by the Companies to the Agent on behalf of the Term Lenders as follows: Six Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven Dollars ($6,666,667) on the date occurring one (1) year from the Closing Date; Six Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven Dollars ($6,666,667) on the date occurring two (2) years from the Closing Date; and the remaining principal balance, together with all accrued and unpaid interest thereon, on the date occurring three (3) years from the Closing Date; provided, however, the Companies may prepay, without penalty, the principal amount of the Term Loan, at any time, at their option, in whole or in part in a minimum amount of $5,000,000 or, if less, the remaining balance thereof, together with accrued and unpaid interest thereon, provided that at the time of any such prepayment and after giving effect thereto, (a) no Default or Event of Default shall have occurred and be continuing under the Financing Agreement and (b) the Availability under the Revolving Loans shall be at least $25,000,000 after giving effect to any prepayment made during the months of February through September of any year or $35,000,000 after giving effect to any prepayment made during the months of October through January of any year. Once repaid in whole or in part, the Term Loan may not be reborrowed under this Financing Agreement. Prepayments of the Term Loan will be applied to principal installments in inverse order of maturity.

      4.A.4 In the event this Financing Agreement or the Line of Credit is terminated by the Agent, the Required Lenders or the Companies or any one of them pursuant to the terms of this Financing Agreement, the Term Loan shall become due and payable on the effective date of such termination notwithstanding any provision to the contrary in the Term Loan Promissory Notes or this Financing Agreement.

      4.A.5 Each Company hereby authorizes the Agent to charge the Companies' loan account with the amount of all Obligations owing under this Section 4A hereof as such amounts become due.

      4.A.6 Upon any repayment of the Term Loan and so long as no Default or Event of Default has occurred and is then continuing, the Line of Credit will automatically increase by an amount equal to such repayment and the Commitment of each Term Lender who is also a Revolving Lender with respect to Revolving Loans shall increase in an amount equal to its pro rata share of such repayment. Upon any such automatic increase, there shall be a settlement among the Revolving Lenders so as to ensure that, as of the date of such automatic increase, the Revolving Lenders shall have their proportionate share of all outstanding Obligations relating to the Revolving Loans.

SECTION 5. COLLATERAL

            5.1. As security for the prompt payment in full of all loans and advances made and to be made to the Companies from time to time by the Agent on behalf of the Lenders pursuant hereto, as well as to secure the payment in full of the other Obligations, each Company hereby pledges and grants to the Agent for the benefit of the Lenders a continuing general lien upon and security interest in all of its:

                  (a) Accounts;

                  (b) Documents of Title;

                  (c) Equipment;

                  (d) General Intangibles;

                  (e) Inventory; and

                  (f) Other Collateral.

            5.2. The security interests granted hereunder shall extend and attach to:

                  (a) All Collateral which is presently in existence and which is owned by either Company or in which either Company has any interest (but only to the extent of such interest), whether held by either Company or others for its account;

                  (b) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Agent or either Company from any of either Company's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by either Company, or to the sale, promotion or shipment thereof.

            5.3. Each Company agrees to take reasonable steps, consistent with current business practices, to safeguard, protect and hold all Inventory and make no disposition thereof except in the manner or for the purpose described in
Section 3.3 of this Financing Agreement. Inventory may be sold and shipped by each Company to its customers in the ordinary course of such Company's business, and such Company will collect all proceeds of such sales, consistent with reasonable business practices in existence on the date of execution of this Financing Agreement or consistent with the business practices of like companies in the retail industry, provided, however, that all proceeds of all such sales (including cash, checks and instruments for the payment of money), other than the Retained Cash, are promptly deposited in accordance with Section 3.4 of this Financing Agreement. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, the proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Agent on behalf of the Lenders shall have a security interest in all of the rights of each Company as an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Each Company hereby agrees to immediately forward any and all proceeds of Collateral (other than Retained Cash) to the Depository Account, and to hold any such proceeds (including any notes and instruments), in trust for the Agent, on behalf of the Lenders, pending delivery to the Agent. Irrespective of the Agent's perfection status in any and all of the General Intangibles, including, without limitations, any Patents, Trademarks, Copyrights or licenses with respect thereto, each Company hereby irrevocably grants the Agent a royalty free license to sell, or otherwise dispose of or transfer, in accordance with Section 9.3 of this Financing Agreement, and the applicable terms hereof, any of the Inventory upon the occurrence of an Event of Default which has not been waived in writing by the Agent.

            5.4. The rights and security interests granted to the Agent for the benefit of the Lenders hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the loan account on the books of the Agent may from time to time be temporarily in a credit position, until the satisfaction in full of all Obligations and the termination of this Financing Agreement. Any delay or omission by the Agent to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by the Agent. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. Upon satisfaction in full of all Obligations and the termination of this Financing Agreement, the Agent will take, at the Companies' request and expense, all actions and do all things reasonably necessary to release the rights and security interests in the Collateral, and upon any partial release of Collateral, the Agent will take, at the Companies' request and expense, all actions and do all things reasonably necessary to release the rights and security interests in the Collateral that is the subject of such partial release.

            5.5. To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then the Agent shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies the Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Agent's or any Lenders' rights hereunder.

            5.6. Any reserves or credit balances in the loan account and any other property or assets of either Company in the possession of the Agent may be held by the Agent as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest the Agent may have in any other assets of the Companies, shall secure payment and performance of all now existing and future Obligations. The Agent may, in its Reasonable Discretion, charge any or all of the Obligations to the loan account when due.

            5.7. Each Company possesses all General Intangibles and rights thereto necessary to conduct its business as conducted as of the Closing Date and each Company shall maintain its rights in, and the value of, the foregoing in the ordinary course of its business, including, without limitation, by making timely payment with respect to any applicable licensed rights. Each Company shall deliver to the Agent, and/or shall cause the appropriate party to deliver to the Agent, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of such Company and its subsidiaries as the Agent shall reasonably require to obtain valid first liens thereon (subject to the Permitted Encumbrances set forth in the definition thereof in clauses (i) (if and to the extent consented to by Lenders as senior liens), (ii), (vi), (vii), (ix), (x),
(xi), and, with respect to such clauses only, (xii)). In furtherance of the foregoing, each Company shall provide timely notice to the Agent of any additional Patents, Trademarks, trade names, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for subsequent to the Closing Date and each Company shall execute such documentation as the Agent may reasonably require to obtain and perfect its lien thereon. Each Company hereby irrevocably grants to the Agent a royalty-free, non-exclusive license in the General Intangibles, including trade names, Trademarks, Copyrights, Patents, licenses, and any other proprietary and intellectual property rights and any and all right, title and interest in any of the foregoing, for the sole purpose, upon the occurrence and during the continuance of an Event of Default, of having the right to advertise for sale and sell or transfer any Inventory bearing any of the General Intangibles, and apply the proceeds thereof to the Obligations hereunder, all as further set forth in this Financing Agreement and irrespective of the Agent's lien and perfection in any General Intangibles.

SECTION 6. REPRESENTATIONS, WARRANTIES AND COVENANTS

            6.1. Each Company hereby warrants and represents that: i) the fair value of its assets exceed the book value of its liabilities; ii) such Company is generally able to pay its debts as they become due and payable; and iii) such Company does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. Each Company further warrants and represents that except for the Permitted Encumbrances and liens of which the Agent is aware on the date hereof, each of the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral. Further, that except for the Permitted Encumbrances, each Company is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims, consignments, or liens in favor of others, and that such Company will, at its expense, defend the same from any and all claims and demands (other than the Permitted Encumbrances) of any other person.

            6.2. Each Company agrees to maintain accurate books and records pertaining to the Collateral. Prior to the occurrence of an Event of Default, the Agent, accompanied by the Lenders or their respective agents may, from time to time (but no more than twice per fiscal year of the Companies) upon reasonable notice, enter upon each Company's premises at any time during normal business hours, or at such other times as the Agent and the Companies may agree upon, for the purpose of inspecting the Collateral and any and all records pertaining thereto, all at the Agent's and the applicable Lender's expense. During the continuance of an Event of Default, the Agent, accompanied by the Lenders or their respective agents may, at the Companies' expense, enter each Company's premises, upon reasonable notice and during normal business hours, and as often as the Agent deems reasonably necessary, to inspect the Collateral and the books and records of each Company. Each Company agrees to afford the Agent prior written notice of any change in the location of any Collateral, other than to locations that are known to the Agent and at which the Agent has otherwise fully perfected its liens thereon. Set forth on Schedule I hereto is a list of all of each Company's retail stores and the addresses of such stores. Each Company is also to advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to the Agent therein.

            6.3. [Intentionally Left Blank].

            6.4. Each Company agrees to comply with the requirements of all state and federal laws in order to grant to the Agent for the benefit of the Lenders valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. The Agent is hereby authorized by each Company, to the extent permitted by applicable law, to file any financing statements covering the Collateral whether or not the Company's signature appears thereon and the Agent agrees to provide the Companies with copies of such financing statements. Each Company hereby consents to and ratifies any and all execution and/or filing of financing statements on or prior to the Closing Date by the Agent. Each Company agrees to do whatever the Agent may reasonably request, from time to time, by way of: filing notices of liens, financing statements, amendments, renewals and continuations thereof; cooperating with the Agent's employees and agents; keeping Inventory stock records; transferring proceeds of Collateral to the Agent's possession in accordance with the terms of this Financing Agreement; and performing such further acts as the Agent on behalf of the Lenders may reasonably require in order to effect the purposes of this Financing Agreement.

            6.5. Each Company agrees to i) maintain on Inventory, insurance under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks on as is reasonably acceptable to the Agent and ii) maintain or caused to be maintained on Real Estate and Equipment, insurance under such policies of insurance with such insurance companies selected by the Companies, on terms no less favorable than the insurance coverage in place as of the date hereof (other than with respect to the deductible amounts and limits of such coverage). All policies covering the Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, to be made payable to the Agent on behalf of the Lenders under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as the Agent may reasonably require to fully protect by insurance the Agent's interest in the Inventory and to any payments to be made under such policies with respect to the Inventory. All original policies or true copies thereof or certificates thereof are to be delivered to the Agent, with all premiums current with the loss payable endorsement in the Agent's favor, and shall provide for not less than ten (10) days prior written notice to the Agent of the exercise of any right of cancellation. If either Company fails to maintain such insurance, the Agent may arrange for such insurance, but at the Companies' expense and without any responsibility on the Agent's or any Lender's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default which is not waived, the Agent shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, have the sole right, in the name of the Agent or either Company, to file claims under any insurance policies with respect to the Inventory, to receive, receipt and give acquittance for any payments that may be payable thereunder with respect to the Inventory, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims with respect to the Inventory under any such insurance policies. In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Collateral shall be deposited in the Depository Accounts in accordance with Section 3.4 of this Financing Agreement.

            6.6. Each Company agrees to pay, when due, all local, domestic and foreign (as applicable) taxes, assessments, and other charges (herein "taxes") lawfully levied or assessed upon such Company or the Collateral, provided, however, that such taxes need not be paid on or before the date fixed for payment thereof if: i) such taxes are being diligently contested by the Companies in good faith and by appropriate proceedings; ii) the Companies establish such reserves as may be required by GAAP; iii) such taxes are not secured by a filed lien which is senior to the liens of the Agent on the Collateral and iv) such taxes secured by a filed lien are not due the United States of America. To prevent the imminent foreclosure of any tax liens (whether such liens are senior or junior to the liens of the Agent) or in the event the Agent on behalf of the Lenders is exercising its remedies as a secured creditor on Collateral, then the Agent may, on the Companies' behalf, pay any taxes then due and secured by a lien on the Collateral and the amount thereof shall be an Obligation secured hereby.

            6.7. Subject to the provisions of Section 6.6 above, each Company:
(a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, including, but not limited to, the Fair Labor Standards Act, as set forth in Section 201 through
Section 219 of Title 29 of the United States Code, which the failure to comply with would have a materially adverse impact on the Collateral, or on the operation of the business of such Company, provided that the Companies may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not materially adversely effect the Agent's liens or priority in the Collateral; and (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its Real Estate and operation of its business, which the failure to comply with would have a materially adverse impact on any material part of the Collateral, or on the operation of the business of either Company. The Companies shall not be deemed to have breached any provision of this Section 6.7 if (i) the failure to comply with the requirements of this Section 6.7 resulted from good faith error or innocent omission, (ii) the applicable Company promptly commences and diligently pursues a cure of such breach and such cure is eventually, within a reasonable time frame based upon the circumstances and the amount of work required, completed and (iii) such failure has not resulted in a materially adverse effect on any material portion of the Collateral or the business, financial condition or operations of either Company.

            6.8. Until termination of this Financing Agreement and satisfaction in full of all Obligations due hereunder, Big 5 agrees that, unless the Agent shall have otherwise consented in writing, Big 5 will furnish, or cause to be furnished, to the Agent, not later than: (a) one hundred and twenty (120) days after the end of each fiscal year of Big 5, an audited Consolidated Balance Sheet as at the close of such year and consolidated statements of operations, cash flows, shareholders' equity and reconciliation of surplus of the Parent, Big 5 and their Subsidiaries for such year, audited by independent public accountants selected by Big 5 and satisfactory to the Agent, (the Agent hereby agrees that KPMG Peat Marwick is satisfactory to the Agent); (b) forty-five (45) days after the end of each month, other than a month that constitutes a fiscal year end, a Consolidated Balance Sheet as at the end of such period and consolidated statements of operations and cash flows of the Parent, Big 5 and their Subsidiaries for such period, certified by an authorized financial or accounting officer of Big 5; and (c) a reasonable time after request, such further information regarding the business affairs and financial condition of the Companies as the Agent may reasonably request, including, without limitation, annual cash flow projections in form reasonably satisfactory to the Agent. Each financial statement required to be submitted under clauses a and b above must be accompanied by an Officer's Certificate, signed by the President, Senior Vice President, Vice President, Controller, or Treasurer, of Big 5 pursuant to which such officer must certify that: (i) the financial statement(s) fairly and accurately represent(s) the financial condition of Parent, Big 5 and their Subsidiaries, at the end of the particular accounting period, as well as the operating results of Parent, Big 5 and their Subsidiaries, during such accounting period, subject to year-end audit adjustments; (ii) during the particular accounting period: (x) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default has occurred during such period, the existence of and a detailed description of same shall be set forth in such Officer's Certificate; and (y) no senior officer of either Company has received any notice of cancellation with respect to its property insurance policies or certifying as to replacement policies therefor; and (iii) the exhibits attached to such monthly and annual financial statement(s) constitute detailed calculations showing compliance with all financial covenants applicable for such period, if any, contained in this Financing Agreement. Notwithstanding anything in this Financing Agreement to the contrary, should the Parent purchase the assets of, or capital stock of, a Person, or create or incorporate another Person of which it owns a majority of such Person's capital stock, then the references to Consolidated Balance Sheet shall mean the Consolidated Balance Sheet of Big 5 and its Subsidiaries only and all references to Parent and its Subsidiaries shall, without further action, be immediately deleted from this
Section 6.8.

            6.9. Big 5 shall pay and satisfy in full the Senior Notes no later than December 22, 2004.

            6.10. Until termination of this Financing Agreement and satisfaction of all Obligations due hereunder, each Company agrees that, without the prior written consent of the Agent, except as otherwise herein provided, such Company will not:

                              A. Incur, create, assume or permit any lien,
                        charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on i) the Collateral, except for the Permitted Encumbrances and ii) any of its other assets whether real, personal or mixed, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

                              B. Incur or create any Indebtedness other than the
                        Permitted Indebtedness;

                              C. Except for Permitted Indebtedness, borrow any
                        money on the security of the Collateral from sources other than the Agent acting on behalf of the Lenders;

                              D. Sell, lease, assign, transfer or otherwise
                        dispose of i) Collateral, except as otherwise specifically permitted by this Financing Agreement, or
                        ii) either all or substantially all of the other assets of such Company;

                              E. Merge, consolidate or otherwise alter or modify
                        its corporate name, principal place of business, jurisdiction of incorporation, structure or existence, or enter into or engage in any operation or activity materially different from that presently being conducted by such Company or otherwise related to the retail sporting goods industry, provided, however, that on fifteen (15) days prior notice to the Agent, such Company may, without obtaining the consent of the Agent or any Lender i) merge its Subsidiaries or a Person into itself provided x) such Company is the survivor of the mergers; y) no liens on the assets of the Subsidiaries or the Person survive such merger other than liens that constitute Permitted Encumbrances; z) such Person was an entity with its principal place of business, state of formation and assets in the United States of America;
                        aa) such Person was engaged in the retail sporting goods industry; and bb) such Company, immediately after giving effect to such merger, is in full compliance with all of the terms and provisions of this Financing Agreement, provided, however, that such Person's or Subsidiary's Inventory shall not be deemed Eligible Inventory until such time as the Agent has completed to its reasonable satisfaction an examination and review of such Inventory and such Person's or Subsidiary's books and records; and
                        ii) alter or modify its corporate name or principal place of business;

                              F. Assume, guarantee, endorse, or otherwise become
                        liable upon the obligations of any person, firm, entity or corporation, other than i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,
                        ii) pursuant to obligations in effect on the date hereof, iii) in connection with subleases pursuant to which such Company is the sub-lessor, iv) home relocation loans to or on behalf of employees, v) in the ordinary course of such Company's business or for purposes deemed reasonable by such Company provided such obligations under this clause v) shall not exceed $10,000,000 in the aggregate for both Companies at any one time, and vi) in favor of the Agent for the benefit of the Lenders;

                              G. Declare or pay any dividend of any kind on, or
                        purchase, acquire, redeem or retire, any of its capital stock or equity interest of any class whatsoever, whether now or hereafter outstanding, except that:

                              (i) Big 5 may declare and pay dividends on its
                        capital stock:

                              (a) provided that no Default or Event of Default
                        is then in existence or will be in existence after giving effect to such dividend, in cash (but not subject to any limitation based upon Company Liquidity) in

                              (1) amounts sufficient to enable the Parent to

                                    (y) pay income or franchise taxes of the Companies due as a result of the filing of a consolidated, combined or unitary tax return in which the operations of the Companies are included, and

                                    (z) reimburse the Parent for out-of-pocket expenses incurred by the Parent for the joint or several benefit of the Parent and the Companies, including fees and expenses of its directors for attending the Board of Directors' meeting, and

                              (2) additional amounts in the fiscal year ending December 31, 2005 and any subsequent fiscal year not to exceed $5,000,000 plus the net cash proceeds realized from sales by Big 5, in any fiscal year starting with the fiscal year ending December 31, 2005, of its capital stock plus the Prior Financing Agreement Carryover Amount less the sum of all dividends paid out of the Prior Financing Agreement Carryover Amount in any previous fiscal year during the term of this Financing Agreement, subject to the following:

                                    (w) if Big 5 does not pay in any fiscal year aggregate dividends under Section 6.10G.(i)(a)(2) equal to or greater than the sum of $5,000,000 plus the net cash proceeds realized from sales by Big 5 in such fiscal year of its capital stock, the difference may be added to the amount permitted in subsequent fiscal years,

                                    (x) prior to declaring any dividend under
                                    Section 6.10G.(i)(a)(2), Big 5 shall submit to Agent a certificate signed by the President, Senior Vice President, Vice President, Controller, or Treasurer of Big 5 in form and substance satisfactory to Agent, which certificate must: (i) state the proposed amount of the dividend and proposed dividend payment date, which date must be within ninety (90) days of the date of the certificate; (ii) certify that no Default or Event of Default has occurred and is continuing; (iii) certify that, to the best of such officer's knowledge and belief after diligent investigation, after giving effect to the proposed dividend, no Default or Event of Default is expected to occur during the period from the dividend's declaration date to and including its payment date; and
                                    (iv) attach reasonably detailed projections of the Companies' Fixed Charge Coverage Ratio and Senior Secured Debt Coverage Ratio in support of such certifications,

                                    (y) Big 5 shall not pay dividends under
                                    Section 6.10G.(i)(a)(2) in excess of Three
                                    Million Dollars ($3,000,000) in any fiscal quarter,

                                    (z) if a Default or Event of Default exists on the dividend payment date or would result from the dividend payment, the dividend may nonetheless be paid on the dividend payment date set forth in the certificate so long as no Default or Event of Default existed on the date of the certificate delivered to Agent or on the dividend declaration date and the other criteria under Section 6.10G.(i)(a)(2) are satisfied;

                              (b) in kind (i.e. in the form of capital stock
                        only and not subject to any limitation based upon Company Liquidity), and

                              (c) in cash in any amount if and only if such Big
                        5 dividend or other distribution under this clause (c) is used either to repurchase, acquire or redeem issued and outstanding capital stock of Parent or to pay a cash dividend thereon; provided that such Big 5 dividend or other distribution under this clause (c) may not be declared or paid if a Default or Event of Default is then in existence or will be in existence after giving effect to the payment of such dividend, or if, after giving effect to the making of such dividend or other distribution under this clause (c), there shall be less than $40,000,000 in Company Liquidity, subject to the following;

                                    (x) prior to declaring any dividend under
                                    Section 6.10G.(i)(c), Big 5 shall submit to
                                    Agent a certificate signed by the President, Senior Vice President, Vice President, Controller, or Treasurer of Big 5 in form and substance satisfactory to Agent, which certificate must: (i) state the proposed amount of the dividend and proposed dividend payment date, which date must be within ninety (90) days of the date of the certificate; (ii) certify that no Default or Event of Default has occurred and is continuing; (iii) certify that, to the best of such officer's knowledge and belief after diligent investigation, after giving effect to the proposed dividend, no Default or Event of Default is expected to occur during the period from the dividend's declaration date to and including its payment date and the Company Liquidity will be equal to or greater than Forty Million Dollars ($40,000,000) at all times during such period; and (iv) attach reasonably detailed projections of Company Liquidity, Fixed Charge Coverage Ratio, and Senior Secured Debt Coverage Ratio in support of such certifications,

                                    (y) if a Default or Event of Default exists on the dividend payment date or would result from the dividend payment, the dividend may nonetheless be paid on the dividend payment date set forth in the certificate delivered to Agent so long as, after giving effect to such dividend, Company Liquidity is equal to or greater than Forty Million Dollars ($40,000,000) and no Default or Event of Default existed on the date of the certificate delivered to Agent or on the dividend declaration date;

                              and

                        (ii) Big 5 Services may declare and pay dividends and distributions to Big 5 to the extent permitted by applicable law.

                              H. [Intentionally Omitted].

                              I. Make any advance or loan to, or any investment
                        in, any Person, except for i) advances, loans or investments in existence on the date of execution of this Financing Agreement; ii) Permitted Investments;
                        iii) loans and advances to employees in the ordinary course of business for travel, entertainment and home relocation; iv) loans and advances to employees to enable employees to purchase the capital stock of Parent provided such loans and advances do not exceed $2,000,000 in the aggregate for both Companies at any one time, provided, however, that such $2,000,000 limitation shall not be applicable if the cash proceeds of such stock purchases are immediately reinvested by the Parent in the capital stock of Big 5 or are immediately used to repay Indebtedness of Parent to the Companies; v) advances or loans to, or investments in, joint ventures or Subsidiaries of Big 5, provided, however, that if such loans or advances are not being used to acquire, directly or indirectly, assets for the benefit of Big 5 or such advances, loans, or investments are not made to Big 5 Services, such loans, advances or investments may not exceed $2,500,000 in the aggregate for both Companies at any one time; and vi) other loans, advances and investments to, or with the Parent, provided same do not exceed in the aggregate outstanding at any one time $10,000,000 in the aggregate for both Companies.

            6.11. [Intentionally Omitted].

            6.12. Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, Big 5 and its Subsidiaries, on a consolidated basis, shall maintain at the end of each fiscal quarter, a Fixed Charge Coverage Ratio of not less than 1.0 to 1.0.

            6.13. Until termination and payment and satisfaction in full of all Obligations related to the Term Loan, Big 5 and its Subsidiaries, on a consolidated basis, shall maintain at the end of each fiscal month, a Senior Secured Debt Coverage Ratio of not greater than 2.5 to 1.0.

            6.14. The Companies agree to advise the Agent, promptly, in writing of: (a) all quantifiable expenditures (actual or anticipated) in excess of $1,500,000 pertaining to the Real Estate and operations in any fiscal year for
(i) environmental clean-up, (ii) environmental compliance or (iii) environmental testing and the impact of said expenses on Working Capital; and (b) any notices either Company receives from any local, state or federal authority advising such Company of any environmental liability (real or potential) stemming from any of such Company's operations, premises, its waste disposal practices, or waste disposal sites used by such Company and to provide the Agent with copies of all such notices if so required.

            6.15. Without the prior written consent of the Agent, each Company agrees that it will not: enter into any transaction, including, without limitation, any purchase, sale, transfer, lease, loan or exchange of property with Parent or any Subsidiary or Affiliate other than i) transactions in the ordinary course of such Company's business and on terms no less favorable than the terms otherwise attainable by such Company from a Person not an Affiliate;
ii) as otherwise permitted in this Financing Agreement, including, without limitation, Permitted Indebtedness, to the extent applicable; iii) reimbursement of fees and expenses to directors for the expenses incurred by such directors for attending the Companies' Board of Directors' meetings; and iv) all customary compensation arrangements, including participation in employee benefit plans.

            6.16. Big 5 shall conduct or cause to be conducted, not less than once in any calendar year, an actual physical count of its Inventory at each store. Such physical inventory count shall, in part, be conducted or reviewed by an entity that is not an Affiliate of the Companies and which entity shall be experienced in conducting or reviewing such a physical inventory. Big 5 shall, within forty-five (45) days after the end of each month, provide to the Agent for each Lender a schedule prepared by Big 5 of the results of the Inventory counts completed at Big 5's stores during that month. Concurrently therewith, Big 5 shall provide the Agent for each Lender with the results of the internally prepared cycle counts completed at Big 5's distribution centers during that month. Such cycle counts shall be reviewed by Big 5's independent public accountants in their normal annual review process. Upon the Agent's reasonable request, Big 5 will provide the Agent with further details of Inventory count and review results, so long as the Agent's request is for information readily available to Big 5 on existing internally or externally prepared Inventory reports.

            6.17. Each Company shall remit any and all sales taxes when due to the appropriate sales tax authorities when any such remittances are due, provided, however, that such remittances need not be made on or before such due date if: (i) such sales taxes are being diligently contested by such Company in good faith and by appropriate proceedings; (ii) such Company establishes such reserves as may be required by GAAP; and iii) the failure to remit such sales taxes does not create a lien in favor of such sales tax authorities or impose upon the Agent or any Lender any obligation to segregate proceeds.

            6.18. Each Company hereby agrees to indemnify and hold harmless the Agent and the Lenders and their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from, and holds each of them harmless against, any and all losses, liabilities, obligations, claims, actions, damages, out-of-pocket costs and out-of-pocket expenses (including reasonable and documented attorney's fees) arising out of or incurred with respect to the Financing Documents, including without limitation those which may arise from or relate to: (a) the Depository Account, the Blocked Accounts, the lockbox and/or any other depository account and/or the agreements executed in connection therewith; (b) any transactions or occurrences relating to Letters of Credit established or opened for either Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any errors or actions taken by, or any omissions, negligence or misconduct of, any Issuing Banks; (c) any and all claims or expenses asserted against the Agent or a Lender as a result of any environmental pollution, hazardous material or environmental clean-up relating to the Real Estate, or any claim or expense which results from either Company's operations (including, but not limited to, either Company's off-site disposal practices) and use of the Real Estate, which the Agent or a Lender may sustain or incur (other than solely as a result of the physical actions of the Agent or the Lenders or their respective employees or agents on the Companies' premises which are determined to constitute gross negligence or willful misconduct by a court of competent jurisdiction), all whether through the alleged or actual negligence of such person or otherwise, and (d) any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its interests in Collateral (including pursuant to any claims brought by either Company, either Company as debtor-in-possession, any secured or unsecured creditors of either Company, any trustee or receiver in bankruptcy, or otherwise); except and to the extent in each case that the same results from the gross negligence or willful misconduct of any Indemnified Party. Each Company hereby agrees that this indemnity shall survive termination of this Financing Agreement, as well as payments of Obligations which may be due hereunder, but such survival shall be limited to two (2) years with respect to the indemnity described in clause (c) hereof. The Agent may, in its Reasonable Discretion, establish such Availability Reserves with respect thereto as it may deem advisable under the circumstances and, upon any termination hereof, hold such reserves as cash reserves for any such contingent liabilities.

      6.19 The Companies agree to comply with all applicable anti-money laundering and terrorism laws, regulations and executive orders in effect from time to time (including, without limitation, the USA Patriot Act (Pub. L. No. 107-56). The Companies also agree to ensure that no person who owns a controlling interest in or otherwise controls either of the Companies is a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 or any other similar Executive Order. The Companies acknowledge that Agent's performance hereunder is subject to compliance with all such laws, regulations and executives orders, and in furtherance of the foregoing, the Companies agree to provide to Agent all information about the Companies' ownership, officers, directors, customers and business structure as Agent reasonably may require to comply with, such laws, regulations and executive orders.

SECTION 7. INTEREST, FEES AND EXPENSES

            7.1. Interest on the Revolving Loans shall be payable monthly as of the end of each month and shall be at a rate equal to the sum of the Chase Bank Rate or Libor, as applicable, plus an applicable interest rate margin determined in accordance with the following:

                  (a) From the date of this Financing Agreement through June 30, 2005, interest on the Revolving Loans shall be equal to the Chase Bank Rate plus 0.00% and Libor plus 1.25%, as applicable.

                  (b) Except as provided in Section 7.1(c), from July 1, 2005 and thereafter the applicable interest rate margin on the Revolving Loans shall be in the amount set forth in the table below that corresponds to the average daily outstanding aggregate balance of Revolving Loans and undrawn Letters of Credit for the most recently ended fiscal quarter:

     Average Quarterly
    Revolving Loans and
 undrawn Letters of Credit
         Balance             Chase Bank Rate Margin  Libor Margin
---------------------------  ----------------------  ------------
Less than $80,000,000                 0.00%              1.25%
$80,000,000 to $100,000,000           0.00%              1.50%
More than $100,000,000                0.25%              1.75%

                  (c) If EBITDA (as evidenced by the most recent fiscal quarter's financial statement) for the four fiscal quarters then ended is less than or equal to $50,000,000, the applicable margin for Revolving Loans (other than Libor Loans) will be 0.50% and the applicable margin for Libor Loans will be 2.00%.

            7.2. Interest on the Term Loan shall be payable monthly as of the end of each month and shall be at a rate equal to the sum of the Chase Bank Rate or Libor, as applicable, plus an applicable interest rate margin in the amount set forth in the table below that corresponds to then-current balance of the Term Loan:

   Term Loan Balance      Chase Bank Rate Margin  Libor Margin
------------------------  ----------------------  ------------
$10,000,000 or less               1.00%              3.00%
Greater than $10,000,000          1.50%              3.50%

            7.3. A change in the interest rate margin for Revolving Loans will become effective the first day of each month for which a change of margin is appropriate. The change in the interest rate margins for the Term Loan will become effective the first Business Day after the Term Loan balance is reduced to $10,000,000 or less. Interest on the Revolving Loans and the Term Loan will be computed on a per annum basis, on the average of the net balances owing by the Companies in the Companies' account at the close of each day during such month. The Companies may elect to use Libor as to any new or then outstanding Revolving Loans or Term Loan portion provided x) there is then no Default or Event of Default, unless such Default or Event of Default has been waived in writing by Agent, and y) the Companies have so advised the Agent of their election to use Libor and the Libor Period selected no later than three (3) Business Days prior to the proposed borrowing or, in the case of a Libor election with respect to a then outstanding Revolving Loan or Term Loan portion, three (3) Business Days prior to the conversion of any then outstanding Revolving Loans or Term Loan portions to Libor Loans and z) the election and Libor shall be effective, provided, there is then no unwaived Default or Event of Default, on the fourth Business Day following said notice. The Libor elections must be for $100,000 or whole multiples thereof. If no such election is timely made or can be made, then the Agent shall use the Chase Bank Rate and the applicable interest rate margin set forth above to compute interest. In the event of any change in the Chase Bank Rate, the interest rate hereunder shall change, as of the first day of the month following any change, so as to reflect the changed Chase Bank Rate. The rates hereunder shall be calculated based on a 365-day year. The Agent shall be entitled to charge the Companies' account at the rate provided for herein when due until all Obligation have been paid in full. Interest on the Term Loan will be for the ratable benefit of the Term Lenders and interest on the Revolving Loans will be for the ratable benefit of the Revolving Lenders.

            7.4. In consideration of the Letter of Credit Guaranty, the Companies shall pay to the Agent, for the ratable benefit of Revolving Lenders, the Letter of Credit Guaranty Fee which shall be an amount equal to one and one-quarter percent (1 1/4%) per annum, payable monthly, on the face amount of each outstanding Letter of Credit less the amount of any and all amounts previously drawn under such Letter of Credit.

            7.5. Any charges, fees, commissions, costs and expenses charged to the Agent for either Company's account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or out of transactions relating thereto will be charged to the loan account in full when charged to or paid by the Agent and when made by any such Issuing Bank shall be conclusive on the Agent.

            7.6. The Companies shall reimburse or pay the Agent, as the case may be, for: a) all Out-of-Pocket Expenses and b) any applicable Documentation Fees.

            7.7. Upon the last Business Day of each month, commencing with December 31, 2004, the Companies shall pay the Agent for the account of the Revolving Lenders the Line of Credit Fee.

            7.8. The Companies shall pay to the Agent all amounts under the Fee Letter on the Closing Date.

            7.9. [Intentionally Left Blank].

            7.10. Immediately upon the advice to the Agent by the Companies of the Companies' election of a Libor Loan, the Companies shall pay to the Agent for the Agent's account only the Libor Processing Fee which shall be non-refundable.

            7.11. The Companies shall pay to the Agent for the account of the Lenders such amount or amounts as shall compensate the Agent, the Lenders or their Participants (as defined below), if any, for any loss, costs or expenses incurred by the Agent, the Lenders or their Participants if any, (as reasonably determined by the Agent, the Lenders or their Participants if any) as a result of: (i) any payment or prepayment on a date other than the last day of a Libor Period for such Libor Loan, or (ii) any failure of the Companies to borrow a Libor Loan on the date for such borrowing specified in the relevant notice; such compensation to include, without limitation, an amount equal to any loss or expense suffered by the Agent, the Lenders or their Participants if any, during the period from the date of receipt of such payment or prepayment or the date of such failure to borrow to the last day of such Libor Period if the rate of interest obtained by the Agent, the Lenders or their Participants if any, upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such Libor Loan for such Libor Period. The determination by the Agent, the Lenders or their Participants, if any, of the amount of any such loss or expense, when set forth in a written notice to the Companies, containing the calculations thereof in reasonable detail, shall constitute prima facie evidence thereof.

            7.12. The Companies may at any time, on ten (10) Business Days prior written notice to the Agent, reduce the Line of Credit provided that: (i) any reduction shall be permanent and irrevocable; (ii) a reduction must be for at least $5,000,000 or whole multiples thereof; and (iii) the Companies shall immediately repay the Agent the amount by which the Obligations exceed the amount of the Borrowing Base less the Availability Reserve.

            7.13. Each Company hereby confirms and authorizes the Agent, and the Agent hereby agrees, to charge the loan account with the amount of all Obligations due hereunder as such payment becomes due. In the unlikely event the Agent is unable or unwilling to charge any such Obligation to the loan account, then the Agent shall so notify the Companies in writing and, without limiting any of the Agent's and Lenders' rights and remedies hereunder, the amount so requested shall be due and payable thirty (30) days after such demand.

SECTION 8. POWERS

      Subject to the last paragraph in this Section 8, each Company hereby constitutes the Agent on behalf the Lenders or any person or agent the Agent may reasonably designate as its attorney-in-fact, at each Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations to the Agent and the Lenders have been satisfied and this Financing Agreement terminated:

                  (a) To receive, take, endorse, sign, assign and deliver, all in the name of the Agent or such Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral for i) deposit to a Blocked Account (consistent with the terms of Section 3.4 of this Financing Agreement) or ii) after the acceleration by the Agent of the Obligations for application to satisfaction of the Obligations consistent with the terms of
Section 9.3 hereof;

                  (b) To request, not more frequently than two (2) times per fiscal year, from customers indebted on Trade Accounts Receivable, in the name of such Company or the Agent's designee, information concerning the amounts owing on the Trade Accounts Receivable provided, however, that such request made be made only if the then aggregate balance of the Trade Accounts Receivable is in excess of $3,500,000;

                  (c) To request from customers indebted on Trade Accounts Receivable at any time, in the name of the Agent, information concerning the amounts owing on the Trade Accounts Receivable;

                  (d) To transmit to customers indebted on Trade Accounts Receivable notice of the Agent's interest therein and to notify customers indebted on Trade Accounts Receivable to make payment directly to the Agent for such Company's account; and

                  (e) To take or bring, in the name of CITBC or such Company, all steps, actions, suits or proceedings reasonably deemed by CITBC necessary or desirable to enforce or effect collection of the Accounts.

      Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (a), (c), (d) and (e) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived.

SECTION 9. EVENTS OF DEFAULT AND REMEDIES

            9.1. Notwithstanding anything hereinabove to the contrary, the Agent acting for the Lenders may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default"):

                  (a) cessation of business of either Company or the calling of a general meeting of the creditors of either Company for purposes of compromising the debts and obligations of such Company;

                  (b) either Company admits in writing its inability to generally pay its debts as they mature;

                  (c) the commencement by either Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law;

                  (d) the commencement against either Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law provided, however, that such Default shall not be deemed an Event of Default if the proceeding, petition, case or arrangement is dismissed within sixty (60) days of the filing of, or the commencement of, such petition, case, proceeding or arrangement;

                  (e) material breach by either Company of any warranty, representation (representations and warranties referred to in this subparagraph e shall be deemed made as of each i) Reporting Date, whether or not any report is in fact given to the Agent or ii) request for a Revolving Loan or iii) request for the Agent's assistance in obtaining a Letter of Credit or iv) the posting of any Obligation to the loan account) or any covenant contained herein (other than those otherwise referred to in this Section 9) or in any other agreement between either Company and the Agent relating to this Financing Agreement, provided that such Default by either Company of any of the warranties, representations or covenants referred to in this clause (e) shall not be deemed to be an Event of Default unless and until such Default shall remain unwaived or unremedied to the Agent's reasonable satisfaction for a period of fifteen (15) days from the date of the Agent's discovery of such breach (the Agent shall endeavor to notify the Companies of such breach but the failure to so notify shall not detract from the Agent's rights or give the Companies any claim, course of action or defense);

                  (f) breach by either Company of any warranty, representation or covenant of: i) the first sentence of Section 3.3; or ii) Section 3.4; or
iii) Section 5.3; or iv) Section 6.5 (only as it relates to insurance on the Inventory); or v) Section 6.6; or vii) Section 6.10 (other than sub-paragraphs A
(ii), B and F thereof); or Section 6.17;

                  (g) breach by either Company of sub-paragraphs A (ii), B or F of Section 6.10, provided that such Default by either Company shall not be deemed to be an Event of Default unless and until such Default shall remain unwaived or unremedied for a period of fifteen (15) days from the date of such Default;

                  (h) (i) failure of the Companies to pay when due any amounts in respect of the Term Loan, and (ii) except as otherwise provided in Section
7.12 of this Financing Agreement, failure of the Companies to pay any other Obligations within ten (10) days of the due date thereof;

                  (i) either Company shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) have any "accumulated funding deficiency" as defined in ERISA, (iii) have any Reportable Event as defined in ERISA, (iv) terminate any Plan, as defined in ERISA or (v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA, and with respect to this sub-paragraph (i) such event or condition (x) remains uncured for a period of ninety (90) days from date of occurrence and (y) could reasonably be expected to subject that Company to any tax, penalty or other liability materially adverse to the business, operations or financial condition of such Company and its Subsidiaries taken as a whole; or

                  (j) either Company shall default in the payment of, or other performance under, any indenture or other instrument evidencing recourse Indebtedness of either Company in excess of $5,000,000, if as a result of such default, the maturity of any Indebtedness evidenced by any such indenture or instrument is accelerated prior to its stated maturity.

            9.2. Upon the occurrence of a Default and/or an Event of Default, at the option of the Agent, all loans and advances provided for in Section 3.1 of this Financing Agreement shall be made thereafter in the Agent's sole discretion and the obligation of the Agent acting for the Lenders to make Revolving Loans and/or assist the Companies in obtaining Letters of Credit shall cease until such time as the Default is timely cured to the Agent's reasonable satisfaction or the Event of Default is waived. Further, at the option of the Agent, or at the direction of the Required Lenders, upon the occurrence of an Event of Default (unless waived): (i) all Obligations shall upon notice (provided, however, that no such notice is required if the Event of Default is the Event of Default listed in Sections 9.1(c) or 9.1(d)) become immediately due and payable;
(ii) the Agent may thereafter charge the Companies the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 7.1 of this Financing Agreement provided (a) the Agent has given the Companies written notice of the Event of Default, provided, however, that no notice is required if the Event of Default is the Event of Default listed in Sections 9.1(c) or 9.1(d) and (b) the Companies have failed to cure the Event of Default within fifteen (15) days after (x) the Agent deposited such notice in the United States mail or (y) the occurrence of the Event of Default listed in Sections 9.1(c) or 9.1(d); and iii) the Agent may, and shall at the direction of the Required Lenders, immediately terminate this Financing Agreement upon notice to the Companies, provided, however, that no notice of termination is required if the Event of Default is the Event of Default listed in Sections 9.1(c) or 9.1(d). Notwithstanding anything herein contained to the contrary, if the Agent waives all Events of Default, then by written notice to the Companies, the acceleration of the Obligations will be rescinded and all remedies and actions then being exercised by the Agent shall cease. The exercise of any option is not exclusive of any other option which may be exercised at any time by the Agent.

            9.3. Upon the occurrence of any Event of Default, the Agent may, to the extent permitted by law: (a) remove from any premises where same may be located copies of any and all documents, instruments, files and records, relating to the Accounts, or the Agent may use such of each Company's personnel, supplies or space at each Company's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of either Company or the Agent, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part, any amounts owing on any Accounts and issue credits in the name of either Company or the Agent; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and, to the extent permitted by applicable law, the Agent may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Companies; (d) foreclose the security interests created herein by any available judicial procedure, or to take possession of any or all of the Inventory without judicial process, and to enter any premises where any Inventory may be located for the purpose of taking possession of or removing the same; and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. The Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of either Company or the Agent, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and, to the extent permitted by applicable law, the Agent shall have the right to purchase at any such sale. If any Inventory shall require repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory in such saleable form as the Agent shall reasonably deem appropriate. Each Company agrees, at the request of the Agent, to assemble the Inventory and to make it available to the Agent at premises of the Companies or such other location reasonably designated by the Agent for the purpose of the Agent's taking possession of, removing or putting the Inventory in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights, (after deducting all reasonable charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Agent to the payment of the Obligations, whether due or to become due, and the Companies shall remain liable to the Agent for any deficiencies, and the Agent in turn agrees to remit to the Companies or their respective successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

            9.4. (a) Any payment by the Companies (including any payment made by the Companies by drawing on the Line of Credit) that the Companies designate as a payment of principal or interest on the Term Loan must be applied as follows:

            FIRST, unless the Agent otherwise elects in its sole discretion, to the payment of all Out-of-Pocket Expenses; and

            SECOND, to the Obligations owed to the Term Lenders.

      (b) All other payments by or on behalf of the Companies or from the proceeds of any Collateral must be applied as follows:

                  FIRST, unless the Agent otherwise elects in its sole
            discretion, to the payment of all Out-of-Pocket Expenses;

                  SECOND, to all Obligations owed to the Revolving Lenders
            (including the payment or cash collateralization of the outstanding Obligations relating to Letters of Credit);

                  THIRD, to the Obligations owed to the Term Lenders;

                  FOURTH, to the payment of all other Obligations which shall have become due and payable under the Financing Documents otherwise and not repaid pursuant to clauses "FIRST", "SECOND", and "THIRD," preceding; and

                  FIFTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

      (c) In carrying out the foregoing clauses (a) and (b), (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category, (ii) amounts to be applied pursuant to clause (a) "SECOND" or clause (b) "SECOND" and "THIRD" shall be applied within such category first to fees, expenses, and costs payable under the Financing Documents, then to accrued and unpaid interest, then to outstanding principal and to pay or collateralize outstanding Obligations relating to Letters of Credit, and (iii) to the extent that any amounts available for distribution pursuant to clause (b) "SECOND" preceding are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied
(A) first, to reimburse the bank(s) that issued the Letters of Credit for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations in the manner specified above.

SECTION 10. TERMINATION

      Except as otherwise permitted herein, the Agent may, and shall at the direction of the Required Lenders, terminate this Financing Agreement and the Line of Credit only as of March 20, 2008 or any subsequent Anniversary Date and then only by giving the Companies at least ninety (90) days prior written notice of termination. Notwithstanding the foregoing, the Agent may terminate the Financing Agreement immediately upon the occurrence of an Event of Default upon notice to the Companies, provided, however, that if the Event of Default is an event listed in Sections 9.1(c) or 9.1(d) of this Financing Agreement, the Agent may, and shall at the direction of the Required Lenders, regard the Financing Agreement as terminated and notice to that effect is not required. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. The Companies may, at any time, terminate this Financing Agreement and the Line of Credit upon at least thirty (30) days' prior written notice to the Agent, provided that the Companies pay to the Agent for the account of the Revolving Lenders, concurrent with payment of the Obligations, the Early Termination Fee. All Obligations shall become due and payable as of any termination hereunder or under Section 9 hereof. All of the Agent's rights, liens and security interests shall continue after any termination until all Obligations have been satisfied in full. Pending payment in full of all Obligations, the Agent can withhold any credit balances in the loan account (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Obligations, whether absolute or contingent, provided, however, that if the remaining unpaid Obligations arise solely out of the outstanding amounts of Letters of Credit, the Agent will, at the Companies' request, retain, solely as collateral, credit balances in an amount equal to one hundred and five percent (105%) of the then outstanding amounts of Letters of Credit unless the Companies provide the Agent with back-to-back letters of credit from a financial institution reasonably acceptable to the Agent, on terms reasonably acceptable to the Agent, in an amount equal to one hundred and five percent (105%) of the then outstanding amounts of Letters of Credit. When all other Obligations have been paid in full in cash and the outstanding amount of Letters of Credit have been so secured by cash or by the back-to-back letters of credit, in either event in an amount equal to one hundred and five percent (105%) of the then outstanding amounts of Letters of Credit pursuant to a fully executed agreement between the Agent and the Companies and pursuant to which the Companies agree to reimburse the Agent for any Letter of Credit claims that exceed the cash collateral or the back to back letters of credit, then for all purposes of this Financing Agreement, this Financing Agreement shall be treated by the parties hereto as terminated and all other Collateral will be released. No Early Termination Fee will accrue if the Revolving Line of Credit is terminated as a result of a refinancing led by the Agent.

SECTION 11. AGREEMENT BETWEEN THE LENDERS

            11.1. (a) The Agent, for the account of the Lenders, shall disburse all loans and advances to the Companies and shall handle all collections of Collateral and repayment of Obligations. It is understood that for purposes of advances to the Companies and for purposes of this Section 11 the Agent is using the funds of the Agent.

                  (b) Unless the Agent shall have been notified in writing by any Lender prior to any advance to the Companies that such Lender will not make the amount which would constitute its share of the borrowing on such date available to the Agent, the Agent may assume that such Lender shall make such amount available to the Agent on a Settlement Date, and the Agent may, in reliance upon such assumption, make available to the Companies a corresponding amount. A certificate of the Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error. If such Lender's share of such borrowing is not in fact made available to the Agent by such Lender on the Settlement Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to as appropriate, Revolving Loans or the Term Loan hereunder, on demand, from the Companies without prejudice to any rights which the Agent may have against such Lender hereunder. Nothing contained in this subsection shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof. Nothing contained herein shall be deemed to obligate Agent to make available to the Companies the full amount of a requested advance when the Agent has any notice (written or otherwise) that any of the Lenders will not advance its ratable portion thereof.

            11.2. On the Settlement Date, the Agent and the Lenders shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of the Settlement Date, the Revolving Lenders shall have their proportionate share of all outstanding Obligations in respect of the Revolving Loans and Letters of Credit and the Term Lenders shall have their proportionate share of all outstanding Obligations in respect of the Term Loans.

            11.3. The Agent shall forward to each Lender, at the end of each month, a copy of the account statement rendered by the Agent to the Company.

            11.4. The Agent shall, after receipt of any interest and fees earned under this Financing Agreement, promptly remit to the Term Lenders and the Revolving Lenders, as appropriate, their pro rata portion of such interest and fees, provided, however, that the Lenders (other than CITBC in its role as Agent) shall not share in the fees set forth in the Fee Letter, Documentation Fees or Libor Processing Fee except as may have otherwise been agreed in writing between the Agent and the Lenders.

            11.5. (a) Each Company acknowledges that the Lenders, with the consent of the Agent, which consent shall not be unreasonably withheld, may sell participations in the loans and extensions of credit made and to be made to the Companies hereunder (the "Participants"), provided, however, that a Participant may not so purchase a participation in an amount less than $5,000,000 or the then aggregate amount of such Lender's interest in the loans and advances and extensions of credit hereunder. Each Company further acknowledges that in doing so, the Lenders may grant to such Participants certain rights which would require the Participant's consent to certain waivers, amendments and other actions with respect to the provisions of this Financing Agreement, provided that the consent of any such Participant shall not be required except for matters requiring the consent of all Lenders hereunder as set forth in Section
12.10 hereof.

                  (b) The Company authorizes each Lender to disclose to any Participant or purchasing lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Companies and their affiliates which has been delivered to such Lender by or on behalf of the Companies pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Companies in connection with such Lender's credit evaluation of either Company and its affiliates prior to entering into this Agreement or the Prior Financing Agreement, provided, however, that prior to such disclosure to a then or potential Participant the Lender must first obtain from the then or potential Participant a confidentiality agreement in form and substance similar to the confidentiality paragraph of this Financing Agreement.

            11.6. Each Company has made and will, from time to time, make available to the Agent and/or the Lenders certain financial and other business information (the "Confidential Information") relating to its business. By their signatures hereto or to the Assignment and Transfer Agreement, the Agent and each Lender agree to maintain the confidentiality of all Confidential Information, and to disclose such information only (a) to officers, directors or employees of such Agent or Lender and their legal or financial advisors, in each case to the extent necessary to carry out this Financing Agreement and in the case of CITBC, to CIT Group Holdings, Inc., or CIT Group, Inc., and in the case of any other Lender, to such other Lender's parent organization, but only, in the case of all of the foregoing Persons referred to in this clause (a), after the Agent or the Lender, as the case may be, has advised each such Person to maintain the confidentiality of the Confidential Information, (b) to any other Person to the extent the disclosure of such information to such Person is required in connection with the examination of a Lender's records by appropriate authorities, pursuant to court order, subpoena or other legal process or otherwise as required by law or regulation, and (c) to Transferees or potential Transferees but only after such Transferees or potential Transferees have executed a written confidentiality agreement substantially in the form of this paragraph. The Lenders, the Agent, Transferees and potential Transferees shall not be required to maintain the confidentiality of any portion of the Confidential Information which (a) is known by such Person or its agents, advisors or representatives prior to disclosure or (b) becomes generally available to the public provided that the disclosure of such Confidential information does not violate a confidentiality agreement of which the Transferees, potential Transferees, the Agent or the Lender, as the case may be, has actual knowledge.

            11.7. Each Company hereby agrees that each Lender is solely responsible for its portion of the Line of Credit or the Term Loan, as applicable, and that neither the Agent nor any Lender shall be responsible for, nor assume any obligations for, the failure of any Lender to make available its portion of the Line of Credit or the Term Loan. Further, should any Lender refuse to make available its portion of the Line of Credit or the Term Loans, then another Lender may, but without obligation to do so, increase, unilaterally, its portion of the Line of Credit in which event the Companies are so obligated to that other Lender.

            11.8. In the event that the Agent, the Lenders or any one of them is sued or threatened with suit by either Company, or by any receiver, trustee, creditor or any committee of creditors on account of any preference, voidable transfer or lender liability issue, alleged to have occurred or been received as a result of, or during the transactions contemplated under, this Financing Agreement, then in such event any money paid in satisfaction or compromise of such suit, action, claim or demand and any expenses, costs and attorneys' fees paid or incurred in connection therewith, whether by the Agent, the Lenders or any one of them, shall be shared proportionately by the Lenders. In addition, any costs, expenses, fees or disbursements incurred by outside agencies or attorneys retained by the Agent to effect collection or enforcement of any rights in the Collateral, including enforcing, preserving or maintaining rights under this Financing Agreement shall be shared proportionately between and among the Lenders to the extent not reimbursed by the Companies or from the proceeds of Collateral. The provisions of this paragraph shall not apply to any (i) suits, actions, proceedings or claims that are unrelated, directly or indirectly, to this Financing Agreement, or (ii) costs, fees, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or any Lender.

            11.9. Each of the Lenders agrees with each other Lender that any money or assets of either Company held or received by such Lender, no matter how or when received, shall be applied to the reduction of the Obligations (to the extent permitted hereunder) after x) the occurrence of an Event of Default and
y) the election by the Required Lenders to accelerate the Obligations. In addition, each Company authorizes, and the Lenders shall have the right, without notice, upon any amount becoming due and payable hereunder, to set-off and apply against any and all property held by, or in the possession of such Lender the Obligations due such Lenders.

            11.10. CITBC shall have the right at any time to assign to one or more commercial banks, commercial finance lenders or other financial institutions all or a portion of its rights and obligations under this Financing Agreement (including, without limitation, under its obligations the Line of Credit, the Revolving Loans, the Term Loan, and its rights and obligations with respect to Letters of Credit). In any event, CITBC shall retain for its own account an amount at least equal to a pro-rata share equal to the highest pro-rata share held by any Participant (other than the pro-rata share held by Bank of America, N.A.), and in no event less than 20% of the amount of the Obligations ("CITBC Hold Position"); provided, however, that such CITBC Hold Position shall cease while there is then an Event of Default and only until such Event of Default is waived. Should CITBC during an Event of Default assign additional interests, then the CITBC Hold Position shall be the remaining amount of CITBC's position if and when such Event of Default is waived. Upon execution of an Assignment and Transfer Agreement, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of CITBC as the case may be hereunder and (ii) CITBC shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Financing Agreement. Each Company shall, if necessary, execute any documents reasonably required to effectuate the assignments. No other Lender may assign its interest, in whole or in part, in the loans and advances and extensions of credit hereunder without i) the prior written consent of the Agent, which consent shall not be unreasonably withheld; ii) the payment to the Agent (solely for the Agent's account) by the current or prospective Lender of a $5,000 fee for processing the assignment; and (iii) if the Transferee is a Foreign Lender (as defined in Section 13.5 hereof), such Foreign Lender first complies with the provisions of Section 13.5 hereof provided, however, that the immediately preceding clauses (i) and (ii) hereof shall not apply in connection with any assignment by a Lender to an affiliate of such Lender, or in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of a Lender. Additionally, no other Lender shall assign such Lender's interest in the loans and advances and extensions of credit hereunder (or any portion thereof) unless the interest to be so assigned is either not less than $5,000,000 or all of such Lender's entire interest in the loans and advances and extensions of credit hereunder, except that such minimum assignment amount does not apply to an assignment of a Term Lender's interest in the Term Loan if, and to the extent that, the assignment is necessary to ensure that the assigning Term Lender's position in the Term Loan is not greater than CITBC's position in the Term Loan. Notwithstanding anything to the contrary herein contained, prior to any such assignment and/or the disclosure of the Confidential Information, such Transferee, actual or potential, shall execute a confidentiality agreement in form and substance substantially similar to the confidentiality paragraph of this Financing Agreement.

SECTION 12. AGENCY

            12.1. Each Lender hereby irrevocably designates and appoints CITBC as the Agent for the Lenders under the Financing Documents and irrevocably authorizes

CITBC as Agent for such Lender, to take such action on its behalf under the provisions of the Financing Agreement and all ancillary documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Financing Agreement and all ancillary documents together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Financing Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into Financing Agreement and the ancillary documents or otherwise exist against the Agent.

            12.2. The Agent may execute any of its duties under this Financing Agreement and all ancillary documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties.

            12.3. Neither the Agent nor any of its officers, directors, employees, agents, or attorneys-in-fact shall be (i) liable to any Lender for any action lawfully taken or omitted to be taken by it or such person under or in connection with the Financing Agreement and all ancillary documents (except for its or such person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by either Company or any officer thereof contained in the Financing Agreement and all ancillary documents or in any certificate, report, statement or other document referred to or provided for in, or received by, the Agent under or in connection with the Financing Agreement and all ancillary documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Financing Agreement and all ancillary documents or for any failure of the Companies to perform their obligations thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Financing Agreement and all ancillary documents or to inspect the properties, books or records of the Companies.

            12.4. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Companies), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under the Financing Agreement and all ancillary documents unless it shall first receive such advice or concurrence from all of the Lenders, or the Required Lenders, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Financing Agreement and all ancillary documents in accordance with a request from all of the Lenders, or the Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

            12.5. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Companies describing such Default or Event of Default. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such direction, the Agent may in the interim (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

            12.6. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Companies, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Companies and made its own decision to enter into this Financing Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Financing Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition or creditworthiness of the Companies. The Agent, however, shall provide the Lenders with copies of all inventory confirmation statements, Collateral examinations and/or reviews, financial statements, projections and business plans which come into the possession of the Agent or any of its officers, employees, agents or attorneys-in-fact. Further, the Agent shall use reasonable efforts to give the Lenders reasonable prior notice of the date of the Agent's visit to either Company's premises for purposes of inspecting the Collateral and books and records pertaining thereto.

            12.7. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Companies and without limiting the obligation of the Companies to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including negligence on the part of the Agent) which may at any time be imposed on, incurred by or asserted against the Agent in anyway relating to or arising out of this Financing Agreement on any ancillary documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this paragraph shall survive the payment of the obligations.

            12.8. The Agent may make loans to, and generally engage in any kind of business with the Companies as though the Agent were not the Agent hereunder. With respect to its loans made or renewed by it or loan obligations hereunder as Revolving Lender and Term Lender, the Agent shall have the same rights and powers, duties and liabilities under the Financing Agreement as any Lender and may exercise the same as though they were not the Agent and the terms "Revolving Lender," "Term Lender," "Lender," and "Lenders" shall include the Agent in its individual capacities.

            12.9. The Agent may resign as Agent upon thirty (30) days' notice to the Lenders and such resignation shall be effective upon the appointment of a successor Agent. If the Agent shall resign as Agent, then the Lenders shall appoint a successor agent for the Lenders whereupon such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Financing Agreement, provided, however, that the Lenders shall: (a) notify the Companies of the successor Agent and (b) request the consent of the Companies to such successor Agent, which consent shall not be unreasonably withheld. The Companies shall be deemed to have consented to the successor Agent if the Lenders do not receive from the Companies, within ten (10) days of the Lenders' notice to the Companies, a written statement of the Companies' objection to the successor Agent. Should the Companies not consent and no acceptable successor Agent is agreed upon within thirty (30) days of the date the Companies advised the Lenders of their objection to the successor Agent, then the Lenders may appoint (without the Companies' consent) another successor Agent. After any retiring Agent's resignation hereunder as Agent the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

            12.10. Notwithstanding anything contained in this Financing Agreement to the contrary, the Agent will not, without the prior written consent of all Lenders: (a) amend the Financing Agreement to (v) increase the rate of advance against Eligible Inventory as set forth in Section 3.1 of this Financing Agreement (provided, however, that the foregoing shall not prevent the making of Overadvances pursuant to Section 3.1 hereof with the consent of and on the terms agreed to by Required Lenders) or increase the Line of Credit or the Term Loan;
(w) reduce the interest rates; (x) reduce or waive (i) any fees in which the Lenders share hereunder; or (ii) the repayment of any Obligations due Lenders;
(y) extend the maturity of the Obligations; or (z) alter or amend (1) this
Section 12.10, (2) Section 9.4, or (3) the definitions of Eligible Inventory, Collateral or Required Lenders, or the Agent's criteria for determining compliance with such definitions of eligibility; (b) release or permit or consent to liens on Collateral with an aggregate value greater than $5,000,000 without a corresponding reduction in the Obligations to the Lenders, or (c) intentionally make any Revolving Loan or assist in opening any Letter of Credit hereunder if after giving effect thereto the total of Revolving Loans and Letters of Credit hereunder for the Companies would exceed one hundred and ten percent (110%) of the maximum amount available under Sections 3 and 4 hereof. In all other respects and except as otherwise specifically provided to the contrary in this Financing Agreement, the Agent is authorized to take such actions or fail to take such actions if the Agent, in its reasonable discretion, deems such to be advisable and in the best interest of the Lenders, including, but not limited to, the termination of the

Financing Agreement upon the occurrence of an Event of Default, unless it is specifically instructed to the contrary by the Required Lenders. Unless otherwise expressly provided in the Financing Documents, any amendment of the terms of the Financing Documents requires the written consent of the Required Lenders or such greater percentage as may be required by the terms of the Financing Documents.

            12.11. Each Lender agrees that notwithstanding the provisions of
Section 10 of this Financing Agreement any Revolving Lender may terminate this Financing Agreement or the Line of Credit only as of the fourth or any subsequent Anniversary Date and then only by giving the Agent one hundred and twenty (120) days prior written notice thereof. Within thirty (30) days after receipt of any such termination notice, the Agent shall, at its option, either
(i) give notice of termination to the Companies hereunder or (ii) purchase the Lender's share of the Obligations hereunder for the full amount thereof plus accrued interest thereon. Unless so terminated this Financing Agreement and the Line of Credit shall be automatically extended from Anniversary Date to Anniversary Date.

            12.12. Each Lender acknowledges that (i) Agent is the agent for both the Revolving Lenders and the Term Lenders, (ii) CITBC holds a larger share of the Term Loan Commitments than the Revolving Loans Commitments, and (iii) there is a conflict between the duties of the Agent for and on behalf of the Term Lenders and duties of the Agent for and on behalf of the Revolving Lenders. Each Lender hereby waives any conflict of interest which the Agent may have as a result of the foregoing and agrees that the Agent shall have no liability to any Lender based upon CITBC's exercise of its duties as Agent hereunder and its position as a Revolving Lender and a Term Lender; provided however that such waiver shall not extend to actions by CITBC that constitute gross negligence or willful misconduct.

SECTION 13. MISCELLANEOUS

            13.1. Except as otherwise expressly provided, each Company hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment, notice of dishonor, notice of intent to accelerate and notice of acceleration. No delay or omission of the Agent or the Companies to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

            13.2. Neither this Financing Agreement nor any provision hereof may be waived, amended or modified except as pursuant to an agreement or agreements in writing entered into by the Companies, the Agent, the Lenders or the Required Lenders, as the case may be.

            13.3. THIS WRITTEN AGREEMENT AND THE OTHER DOCUMENTS REFERENCED HEREIN OR CONTEMPLATED HEREBY REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL

AGREEMENTS AMONG THE PARTIES. EACH COMPANY ACKNOWLEDGES AND AGREES THAT THE SECURITY INTEREST GRANTED BY IT PURSUANT TO THE PRIOR FINANCING AGREEMENT (AND MAINTAINED PURSUANT TO THIS FINANCING AGREEMENT) CONTINUES (WITHOUT INTERRUPTION) IN FULL FORCE AND EFFECT IN FAVOR OF THE AGENT FOR THE BENEFIT OF LENDERS. UPON THE EFFECTIVENESS OF THIS FINANCING AGREEMENT, THE TERMS AND CONDITIONS OF THE PRIOR FINANCING AGREEMENT ARE HEREBY AMENDED AND RESTATED IN THEIR ENTIRETY BY THIS FINANCING AGREEMENT.

            13.4. It is the intent of the Companies, the Agent and the Lenders to conform strictly to all applicable state and federal usury laws. All agreements between the Companies and the Agent, acting on behalf of the Lenders, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount contracted for, charged or received by the Agent, acting on behalf of the Lenders, for the use, forbearance, or detention of the money loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the Obligations evidenced hereby which may be legally deemed to be for the use, forbearance or detention of money, exceed the maximum amount which the Agent, acting on behalf of the Lenders, is legally entitled to contract for, charge or collect under applicable state or federal law. If from any circumstance whatsoever fulfillment of any provisions hereof or of such other documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligations to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance the Agent, acting on behalf of the Lenders, shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of the principal indebtedness hereof and any other amounts due with respect to the Obligations evidenced hereby, but not to the payment of interest and if such amount which would be excessive interest exceeds the Obligations and all other non-interest indebtedness described above, then such additional amount shall be refunded to the Companies. In determining whether or not all sums paid or agreed to be paid by the Companies for the use, forbearance or detention of the Obligations of the Companies to the Agent, acting on behalf of the Lenders, under any specific contingency, exceeds the maximum amount permitted by applicable law, the Companies and the Agent, acting on behalf of the Lenders, shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as sums paid or agreed to be paid by the Companies for the use, forbearance or detention of the Obligations of the Companies to the Agent, acting on behalf of the Lenders, (b) exclude voluntary prepayments and the effect thereof, and (c) to the extent not prohibited by applicable law, amortize, prorate, allocate and spread in equal parts, the total amount of all sums paid or agreed to be paid by the Companies for the use, forbearance or detention of the Obligations of the Companies to the Agent, acting on behalf of the Lenders, throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations. The terms and provisions of this paragraph shall control and supersede every other provision hereof and all other agreements between the Companies and the Agent, acting on behalf of the Lenders.

            13.5. Any Lender organized under the laws of a jurisdiction outside of the United States (a "Foreign Lender") shall deliver to Agent and the Companies (i) two valid, duly completed copies of IRS Form 1001 or 4224 or successor applicable form, as the case may be, and any other required form, certifying in each case that such Foreign Lender is entitled to receive payments under this Financing Agreement without deduction or withholding of any United States federal income taxes, or (ii) if such Foreign Lender is not a "bank" within the meaning of Section 881(c) (3) (A) of the Internal Revenue Code and cannot deliver either IRS Form 1001 or 4224 pursuant to clause (i) above, (A) a duly completed certificate of non-withholding acceptable to the Companies and the Agent in their reasonable discretion (any such certificate, a "Tax Certificate") and (B) two valid, duly completed copies of IRS Form W-8 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each such Foreign Lender shall also deliver to Agent and the Companies two further copies of said Form 1001 or 4224 or Form W-8 and a Tax Certificate, or successor applicable forms, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States of America federal income tax or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Companies and Agent, and such extensions or renewals thereof as may reasonably be requested by the Companies and Agent, certifying (x) in the case of a Form 1001 or 4224 that such Foreign Lender is entitled to receive payments under this Financing Agreement without deduction or withholding of any United States federal income taxes, or (y) in the case of a Form W-8 and a Tax Certificate, establishing an exemption from United States backup withholding tax.

            13.6. If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

            13.7. TO THE EXTENT PERMITTED BY LAW, THE COMPANIES, THE LENDERS AND THE AGENT HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT. EACH COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST EITHER COMPANY WITH RESPECT TO ANY OF THE OBLIGATIONS, THIS FINANCING AGREEMENT OR ANY RELATED AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, UNITED STATES OF AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS FINANCING AGREEMENT, EACH COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION

WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL, NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS FINANCING AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT TO BRING PROCEEDINGS AGAINST EITHER COMPANY IN THE COURTS OF ANY OTHER JURISDICTION. EACH COMPANY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OF VENUE OR BASED UPON FORUM NON CONVENIENS.

            13.8. Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered, including overnight delivery by a courier service or sent by facsimile, or five days after deposit in the United States mails, with proper first class postage prepaid and addressed to the party to be notified as follows:

                              A. if to CITBC or the Agent, at:

                              The CIT Group/Business Credit, Inc.
                              300 South Grand Avenue
                              Los Angeles, CA 90071
                              Attn: Retail Credit Manager
                              Facsimile Number: (213) 613-2599

                              with a copy to:

                              Jenkens & Gilchrist, LLP
                              12100 Wilshire Blvd., 15th Floor
                              Los Angeles, CA  90025
                              Attn: Gary Samson, Esq.
                              Facsimile Number: (310) 820-8859

                              B. if to the Companies at:

                              Big 5 Corp.
                              Big 5 Services Corp.
                              2525 East El Segundo Blvd
                              El Segundo, CA 90245
                              Attn: Chief Financial Officer
                              Facsimile Number: (310) 297-7532

                              with a copy to:

                              Big 5 Corp.
                              Big 5 Services Corp.

                              2525 East El Segundo Boulevard
                              El Segundo, CA 90245
                              Attn: General Counsel
                              Facsimile Number: (310) 297-7592

                              with a further copy to:

                              Irell & Manella LLP
                              1800 Avenue of the Stars, Suite 900
                              Los Angeles, CA 90067
                              Attn: J. Christopher Kennedy, Esq.
                              Facsimile Number: (310) 203-7199

                              C. if to any other Lender, at the address
                        specified in the Assignment and Transfer Agreements

      or to such other address as any party may designate for itself by like notice.

            13.9. All loans, advances, and other financial accommodations hereunder shall be deemed to be jointly funded to and received by the Companies. Each Company jointly and severally agrees to pay, and shall be jointly and severally liable under this Agreement for, all of the Obligations, regardless of the manner or amount in which proceeds of loans are used, allocated, shared, or disbursed by or among the Companies themselves, or the manner in which the Agents and/or any Lender accounts for such loans or other extensions of credit on its books and records. Each Company shall be liable for all amounts due to the Agents and/or any Lender under this Financing Agreement, regardless of which Company actually receives loans or other extensions of credit hereunder or the amount of such loans and extensions of credit received or the manner in which the Agents and/or such Lender accounts for such loans or other extensions of credit on its books and records. Each Company's indebtedness, liabilities, and obligations with respect to loans and other extensions of credit made to it, and such Company's indebtedness, liabilities, and obligations arising as a result of the joint and several liability of such Company hereunder, with respect to loans made to the other Company hereunder, shall be separate and distinct obligations, but all such indebtedness, liabilities, and obligations shall be primary obligations of such Company.

            13.10. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

            13.11. This Financing Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of this Financing Agreement by telefacsimile or electronic file image shall be equally effective as delivery of a manually executed counterpart.

   [the remainder of this page left blank intentionally; signatures to follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed and delivered in Los Angeles, California by their proper and duly authorized officers as of the date set forth above.

                                 BIG 5 CORP.,
                                 a Delaware corporation

                                 By: /s/ CHARLES P. KIRK
                                    ------------------------------------
                                 Name: Charles P. Kirk
                                      ----------------------------------
                                 Title: Senior Vice President and Chief
                                        Financial Officer
                                       ---------------------------------

                                 BIG 5 SERVICES CORP.,
                                 a Virginia corporation

                                 By: /s/ GARY S. MEADE
                                    ------------------------------------
                                 Name: Gary S. Meade
                                      ----------------------------------
                                 Title: Senior Vice President and
                                        General Counsel
                                       ---------------------------------


                                 THE CIT GROUP/BUSINESS CREDIT, INC. (as
                                 Agent and Lender)

                                 By: /s/ ADRIAN AVALOS
                                    ------------------------------------
                                 Name: Adrian Avalos
                                      ----------------------------------
                                 Title: Vice President
                                       ---------------------------------


                                 Revolving Loan Commitment: $41,000,000
                                 Term Loan Commitment: $15,000,000

                                 BANK OF AMERICA, N.A,
                                 (as Lender)

                                 By: /s/ STEPHEN KING
                                    ------------------------------------
                                 Name: Stephen King
                                      ----------------------------------
                                 Title: Vice President
                                       ---------------------------------

                                 Revolving Loan Commitment: $64,000,000

                    Amended and Restated Financing Agreement

                                PNC BANK, NATIONAL ASSOCIATION (as Lender)

                                By: /s/ MARK A. TITO
                                   ------------------------------------
                                Name: Mark A. Tito
                                     ----------------------------------
                                Title: Vice President
                                      ---------------------------------

                                Revolving Loan Commitment: $10,000,000

                                GE BUSINESS CAPITAL CORPORATION
                                f/k/a/ Transamerica Business Capital Corporation (as Lender)

                                By: /s/ TODD GRONSKI
                                   -----------------------------------
                                Name:  Todd Gronski, Vice President
                                Title: Duly Authorized Signer

                                Revolving Loan Commitment: $25,000,000
                                Term Loan Commitment:  $5,000,000

                    Amended and Restated Financing Agreement

                 EXHIBIT A -- ASSIGNMENT AND TRANSFER AGREEMENT

Dated: _____________, 200_

      Reference is made to the Second Amended and Restated Financing Agreement dated as of December__, 2004 (as amended, modified, supplemented and in effect from time to time, the "Financing Agreement"), among Big 5 Corp., a Delaware corporation ("Big 5"), Big 5 Services Corp., a Virginia corporation (hereinafter referred to as "Big 5 Services" and, together with Big 5, collectively, the "Companies", and each individually a "Company"), the Lenders named therein, and The CIT Group/Business Credit, Inc., as Agent (the "Agent"). Initially capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Financing Agreement. This Assignment and Transfer Agreement, between the Assignor (as defined and set forth on Schedule 1 hereto and made a part hereof) and the Assignee (as defined and set forth on Schedule 1 hereto and made a part hereof) is dated as of the Effective Date (as set forth on Schedule 1 hereto and made a part hereof).

      1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the "Assigned Interest") in and to all the Assignor's rights and obligations under the Financing Agreement respecting those, and only those, financing facilities contained in the Financing Agreement as are set forth on Schedule 1 (collectively, the "Assigned Facilities" and individually, an "Assigned Facility"), in a principal amount for each Assigned Facility as set forth on Schedule 1.

      2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Financing Agreement or any other instrument, document or agreement executed in conjunction therewith (collectively the "Ancillary Documents") or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Agreement, any Collateral thereunder or any of the Ancillary Documents furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and
(ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Companies or any guarantor or the performance or observance by the Company or any guarantor of any of its respective obligations under the Financing Agreement or any of the Ancillary Documents furnished pursuant thereto.

      3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Transfer Agreement; (ii) confirms that it has received a copy of the Financing Agreement, together with the copies of the most recent financial statements of the Company, and such other documents and information as it has deemed appropriate to make its own credit analysis; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Agreement; (iv) appoints and authorizes the Agent to take

                                   Exhibit A-1
such action as agent on its behalf and to exercise such powers under the Financing Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Financing Agreement and will perform in accordance with its terms all the obligations which by the terms of the Financing Agreement are required to be performed by it as Lender; and (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Financing Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

      4. Following the execution of this Assignment and Transfer Agreement, such agreement will be delivered to the Agent for acceptance by it and the Company, effective as of the Effective Date.

      5. Upon such acceptance, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date made by the Agent or with respect to the making of this assignment directly between themselves.

      6. From and after the Effective Date, (i) the Assignee shall be a party to the Financing Agreement and, to the extent provided in this Assignment and Transfer Agreement, have the rights and obligations of a Lender thereunder, and
(ii) the Assignor shall, to the extent provided in this Assignment and Transfer Agreement, relinquish its rights and be released from its obligations under the Financing Agreement.

      7. THIS ASSIGNMENT AND TRANSFER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on
Schedule 1 hereto.

                                   Exhibit A-2

SCHEDULE 1 TO ASSIGNMENT AND TRANSFER AGREEMENT

Name of Assignor:______________________

Name of Assignee:______________________

Effective Date of Assignment: _________________, 200__

                                             Percentage Assigned of
                                              Each Facility (Shown
                                               as a percentage of
                             Principal         aggregate original
                            Amount (or,         principal amount
                          with respect to     [or, with respect to
                         Letters of Credit     Letters of Credit,
       Assigned             face amount)          face amount]
      Facilities              Assigned           of all Lenders)
----------------------  -------------------  ----------------------
Revolving Loans         $____________         ____________%
Letter of Credit
participation interest  $____________         ____________%

                        Total $____________

Fees:
Rates:

Term Loan:              $_________             ___________%

                                   Exhibit A-3

Agreed and Accepted by:
THE CIT GROUP/BUSINESS                ________________________,
CREDIT, INC., as Agent                as Assignor
By:                                   By:
Title:                                Title:
BIG 5 CORP.                           ________________________,
(the "Company")                       as Assignee
By:                                   By:
Title:                                Title:

                                   Exhibit A-4

                  EXHIBIT B -- REVOLVING LOAN PROMISSORY NOTE

                                  Exhibit B-1

                              REVOLVING CREDIT NOTE

$[_________]                                       Dated as of December __, 2004

         FOR VALUE RECEIVED, the undersigned (herein individually a "Company" and collectively the "Companies"), hereby, jointly and severally, absolutely and unconditionally promise to pay to the order of [__________________] (hereinafter, including its successors and permitted assigns, "Payee") with offices located at [____________________], in lawful money of the United States of America and in immediately available funds, the principal amount of [______________________] Dollars ($[__________]), or such other principal amount as is advanced pursuant to Section 3.1 and Section 4.1 of the Financing Agreement (as herein defined). Subject to the terms of the Financing Agreement, the Revolving Loans may be borrowed, repaid and reborrowed by the Companies. A final balloon payment in an amount equal to the outstanding aggregate balance of principal and interest remaining unpaid, if any, under this Note as shown on the books and records of the Agent shall be due and payable on the termination of the Financing Agreement.

         The Companies, jointly and severally, further absolutely and unconditionally promise to pay to Payee, in the manner provided in the Financing Agreement, interest, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rates specified in Section 7 of the Financing Agreement.

         If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         This Note is one of the Revolving Loan Promissory Notes referred to in the Second Amended and Restated Financing Agreement, dated as of the date hereof, as the same may be amended and restated and in effect from time to time, among the Companies, the Agent, Payee and the other financial institutions party thereto from time to time (the "Financing Agreement"), and is subject to, and entitled to, all of the terms, provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein. All initially capitalized terms used herein shall have the meaning provided therefor in the Financing Agreement, unless otherwise defined herein.

         The date and amount of the advance(s) made hereunder may be recorded on the grid page or pages that may be attached hereto and made part of this Note or the separate ledgers maintained by the Agent. The aggregate unpaid principal amount of all advances made pursuant hereto may be set forth in the balance column on said grid page or such ledgers maintained by the Agent. All such advances, whether or not so recorded, shall be due as part of this Note.

         The Companies confirm that any amount received by or paid to the Agent in connection with the Financing Agreement and/or any balances standing to its credit on any of its or their accounts on the Agent's books under the Financing Agreement may in accordance with the terms of the Financing Agreement be applied in reduction of this Note, but no balance or amounts shall be deemed to effect payment in whole or in part of this Note unless the Agent shall have actually charged such account or accounts for the purposes of such reduction or payment of this Note.

         Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, immediately due and payable as provided in the Financing Agreement.

         Each of the undersigned further agrees to pay all expenses, including attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder that are not paid when due, whether by acceleration or otherwise.

         This Note shall be construed under and governed by the laws of the State of California.

         TO THE EXTENT PERMITTED BY LAW, THE COMPANIES, PAYEE AND THE AGENT HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS NOTE.

              [The remainder of this page is intentionally blank.]

         This Note is entered into as of the date first set forth above.

                                            BIG 5 CORP.,
                                            a Delaware corporation

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            BIG 5 SERVICES CORP.,
                                            a Virginia corporation

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                     EXHIBIT C -- TERM LOAN PROMISSORY NOTE

                                  Exhibit C-1

                            TERM LOAN PROMISSORY NOTE

$[__________]                                                  December __, 2004

         FOR VALUE RECEIVED, the undersigned (herein individually a "Company" and collectively the "Companies"), hereby, jointly and severally, absolutely and unconditionally promise to pay to the order of [___________________________], a [______] corporation (hereinafter, including its successors and permitted assigns, "Payee"), with offices located at [___________________________], in lawful money of the United States of America and in immediately available funds, the principal amount of [__________]Dollars ($[_______]) on the dates specified in Section 4.A. of the Financing Agreement (as defined below).

         The Companies, jointly and severally, further absolutely and unconditionally promise to pay to Payee, in the manner provided in the Financing Agreement, interest, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rates specified in Section 7 of the Financing Agreement. A final payment in an amount equal to the outstanding aggregate balance of principal and interest remaining unpaid, if any, under this Term Loan Promissory Note (this "Note") as shown on the books and records of the Agent shall be due and payable on the termination of the Financing Agreement.

         If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         This Note is one of the Term Loan Promissory Notes referred to in the Second Amended and Restated Financing Agreement, dated as of the date hereof, as the same may be amended and restated and in effect from time to time, among the Companies, the Agent, Payee, and the other financial institutions party thereto from time to time (the "Financing Agreement"), and is subject to, and entitled to, all of the terms, provisions and benefits thereof and is subject to optional, in whole or in part, as provided therein. All capitalized terms used herein shall have the meaning provided therefor in the Financing Agreement, unless otherwise defined herein.

         The Companies confirm that any amount received by or paid to the Agent in connection with the Financing Agreement or any balances standing to its credit on any of its or their accounts on the Agent's books under the Financing Agreement shall in accordance with the terms of the Financing Agreement be applied in reduction of this Note, but no balance or amounts shall be deemed to effect payment in whole or in part of this Note unless the Agent shall have actually charged such account or accounts for the purposes of such reduction or payment of this Note.

         Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, immediately due and payable as provided in the Financing Agreement.

         Each of the undersigned further agrees to pay all expenses, including attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder that are not paid when due, whether by acceleration or otherwise.

         This Note shall be construed under and governed by the laws of the State of California.

         TO THE EXTENT PERMITTED BY LAW, THE COMPANIES, PAYEE AND THE AGENT HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS NOTE.

             [The remainder of this page intentionally left blank.]

         This Note is entered into as of the date first written above.

                                            BIG 5 CORP.,
                                            a Delaware corporation

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            BIG 5 SERVICES CORP.,
                                            a Virginia corporation

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                         SCHEDULE I -- STORE LOCATIONS





                                  Schedule I-1